Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.38

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of November 21, 2017
among
LENDINGTREE, LLC
as the Borrower,
LENDINGTREE, INC.,
as Parent,

THE LENDERS FROM TIME TO TIME PARTY HERETO
and
SUNTRUST BANK
as Administrative Agent

with
SUNTRUST ROBINSON HUMPHREY, INC.,
as Sole Arranger and Bookrunner,
and

BANK OF AMERICA, N.A.,
ROYAL BANK OF CANADA,
FIFTH THIRD BANK,
and
REGIONS BANK,
as Co-Syndication Agents

Confidential portions of this document have been redacted and filed separately with the Commission.

i

Confidential portions of this document have been redacted and filed separately with the Commission.

Confidential portions of this document have been redacted and filed separately with the Commission.

Confidential portions of this document have been redacted and filed separately with the Commission.

Schedules
Schedule I	-	Applicable Margin and Applicable Percentage
Schedule II	-	Commitment Amounts
Schedule 1.1(a)	-	Immaterial Subsidiaries
Schedule 1.1(b)	-	Subsidiary Loan Parties
Schedule 4.5	-	Environmental Matters
Schedule 4.14	-	Subsidiaries
Schedule 4.16	-	Deposit and Disbursement Accounts
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.4	-	Existing Investments
Schedule 7.5	-	Affiliate Transactions

Exhibits
Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Guaranty and Security Agreement
Exhibit 2.3	-	Form of Notice of Revolving Borrowing
Exhibit 2.4	-	Form of Notice of Swingline Borrowing
Exhibit 2.7	-	Form of Notice of Continuation/Conversion
Exhibit 2.20	-	Tax Certificates
Exhibit 5.1(c)	-	Form of Compliance Certificate

Confidential portions of this document have been redacted and filed separately with the Commission.

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of November 21, 2017, by and among LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and SUNTRUST BANK, in its capacity as administrative agent for itself and the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower, the lenders party thereto, and SunTrust Bank, as administrative agent, entered into that certain Credit Agreement dated as of October 22, 2015 (as amended prior to the date hereof, the “Existing Credit Agreement”) pursuant to which the lenders party thereto have made available certain credit extensions pursuant to the terms and conditions of the Existing Credit Agreement;
WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, subject to the terms hereof, that the Existing Credit Agreement be amended and restated in order to, among other things, extend the maturity dates provided therein, increase the total borrowings, and make certain other amendments and modifications to the Existing Credit Agreement;
WHEREAS, it is the intent of the parties hereto that this Agreement amend and restate in its entirety the Existing Credit Agreement and that this Agreement does not and shall not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement; and
WHEREAS, it is further the intent of the parties to confirm that all Obligations (as defined in the Existing Credit Agreement) under the Loan Documents (as defined in the Existing Credit Agreement) shall continue in full force and effect and that, from and after the Restatement Date, all references to the “Credit Agreement” and “Loan Documents” contained therein shall be deemed to refer to this Agreement and the Loan Documents (as defined herein).
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent, the Borrower, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender agree as follows:
ARTICLE I
DEFINITIONS; CONSTRUCTION

Section 1.1Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):
“Account Control Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a depositary bank or securities intermediary at which such Loan Party maintains a Controlled Account, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Acquisition” shall mean (a) any Investment by Parent or any of its Subsidiaries in any other Person organized in the United States (with substantially all of the assets of such Person and its Subsidiaries located in the United States), pursuant to which such Person shall become a Subsidiary of Parent or any of its Subsidiaries or shall be merged with Parent or any of its Subsidiaries or (b) any acquisition by Parent or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of Parent) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction (and substantially all of such assets, division or business unit are located in the United States). With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith; provided that any deferred payment that is subject to a contingency shall be considered in determining the amount of the Acquisition only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition) to be established in respect thereof by Parent or any of its Subsidiaries.
“Additional Lender” shall have the meaning set forth in Section 2.23.
“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing

Confidential portions of this document have been redacted and filed separately with the Commission.

such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 1.00% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that (x) if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as reasonably determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U.S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period for contracts that would be entered into at the commencement of such Interest Period for the same duration as such Interest Period, provided that any such rate determination shall be consistent with similar rate determinations for other customers of the Administrative Agent similarly situated as Borrower, and (y) if the interest rate for any Eurodollar Loan determined pursuant to this definition is less than zero, then the Adjusted LIBO Rate for such Eurodollar Loan shall be deemed to equal zero.
“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, either to (i) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.
“Affiliated Persons” mean, with respect to any specified Permitted Holder which is a natural person, (a) such specified person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified person and each of the persons referred to in clause (a), and (c) any company, partnership, trust, foundation or other entity or investment vehicle created for the benefit of, or controlled by, any of the persons referred to in clause (a) or (b) or created by any such person for the benefit of any charitable organization or for a charitable purpose.
“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Restatement Date, the Aggregate Revolving Commitment Amount is $250,000,000.
“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Parent or its Subsidiaries (or, as such term is used in the definition of the term “Liberty Successor”, to Liberty Successor) from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” shall mean, as of any date, the percentage per annum determined by reference to the applicable Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which Parent delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time Parent shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Restatement Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending December 31, 2017, are required to be delivered

Confidential portions of this document have been redacted and filed separately with the Commission.

shall be at Level II as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) Parent shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period.  The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.
“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Percentage resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which Parent delivers each of the financial statements required by Section 5.1(a) and (b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time Parent shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Restatement Date until the date by which the financial statements and Compliance Certificate for the Fiscal Quarter ending December 31, 2017, are required to be delivered shall be at Level II as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) Parent shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.
“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.
“Availability Period” shall mean the period from the Restatement Date to but excluding the Revolving Commitment Termination Date.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.
“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is SunTrust Bank and its Affiliates, has provided concurrent or subsequent written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product

Confidential portions of this document have been redacted and filed separately with the Commission.

Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time (provided, however, Bank Product Obligations shall be excluded from the application of proceeds described in Section 8.2 until the Administrative Agent has received written notice and such supporting documentation as described above from the Bank Product Provider). In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.
“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
“Base Rate” shall mean for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and (iii) the Adjusted LIBO Rate determined on a daily basis for an Interest Period of one (1) month, plus one percent (1.00%) per annum (any changes in such rates to be effective as of the date of any change in such rate); provided, that if the Base Rate would otherwise be less than zero percent, then the Base Rate shall be deemed to be zero percent. The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted LIBO Rate will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or the Adjusted LIBO Rate.
“Beneficial Owner” shall mean, with respect to any amount paid hereunder or under any other Loan Document, the Person that is the beneficial owner, for U.S. federal income tax purposes, of such payment.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” shall have the meaning set forth in the introductory paragraph hereof.
“Borrower Materials” shall mean all financial projections and other information that has been or will be made available to the Sole Arranger or any of the Lenders by the Parent, the Borrower, or any of their representatives (or on their behalf) in connection with this Agreement and the transactions contemplated hereunder.
“Borrowing” shall mean a borrowing consisting of (i) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.
“Business Day” shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or New York, New York are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any such day that is also a day on which dealings in Dollar deposits are not conducted by and between banks in the London interbank market.
“Capital Expenditures” shall mean, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of Parent and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by Parent and its Subsidiaries during such period, excluding any expenditure to the extent such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
“Capped Adjustments” shall mean (a) any additions to Consolidated EBITDA pursuant to clause (ii)(G) of the definition of such term, (b) any additions to Consolidated EBITDA pursuant to clause (ii)(H) of the definition of such term, and (c) any Pro Forma Capped Adjustments.
“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in Dollars with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency;
(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies, and (iii) have portfolio assets of at least $5,000,000,000.
“Change in Control” shall mean (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (such Person or group, the “Transferee”) (excluding any Permitted Holder or group Controlled by any Permitted Holder) of more than 35% of the aggregate voting power (with equivalent economic interests) of all outstanding classes or series of the Parent’s voting stock (“Total Voting Power”), unless either (i) the Permitted Holders beneficially own a majority of the Total Voting Power or (ii) if the Permitted Holders beneficially own less than a majority of the Total Voting Power, the Total Voting Power represented by the shares beneficially owned by the Permitted Holders exceeds the Total Voting Power represented by shares beneficially owned by such acquiring person or group; or (b) Parent ceases to own and control, directly or indirectly, beneficially and of record, 100% of the outstanding shares of voting stock (with equivalent economic interests) of Borrower. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof, by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority)

Confidential portions of this document have been redacted and filed separately with the Commission.

or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, or Incremental Term Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Swingline Commitment, or an Incremental Term Loan commitment.
“Closing Date” shall mean October 22, 2015.
“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or purports to be the subject of a Lien to the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall include, without limitation, all casualty insurance proceeds and condemnation awards with respect to any of the foregoing. In all cases, the pledging as Collateral of Capital Stock of any Foreign Subsidiary held or owned by any Loan Party shall be limited to 66% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of such Foreign Subsidiary, as applicable.
“Collateral Access Agreement” shall mean each landlord waiver or bailee agreement granted to, and in form and substance reasonably acceptable to, the Administrative Agent.
“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Account Control Agreements, the Information and Collateral Disclosure Certificate, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements, all Collateral Access Agreements, all assignments of key man life insurance policies and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Administrative Agent and the Lenders in connection with the foregoing.
“Commitment” shall mean a Revolving Commitment, a Swingline Commitment, or an Incremental Term Loan commitment or any combination thereof (as the context shall permit or require).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.
“Competitor” shall mean, as of any date, any Person for which a substantial portion of its business is the online loan or consumer credit products marketplace business or performance marketing for financial services and who is a competitor of Parent or any of its Subsidiaries, which Person has been identified in writing to the Administrative Agent as a “Competitor” and set forth in that certain letter agreement dated as of the Restatement Date delivered by the Borrower to the Administrative Agent; provided, that, after the Restatement Date, the Borrower may designate additional similar Persons in an updated letter agreement as “Competitors” for purposes of this definition with the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that (i) any updated letter agreement shall not be effective until 3 Business Days after delivered to the Administrative Agent and the Lenders and (ii) no updated letter agreement shall have a retroactive effect on any assignment entered into prior to the effectiveness of such updated letter agreement.
“Compliance Certificate” shall mean a certificate from the principal executive officer or a Financial Officer of Parent in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit 5.1 (c).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” shall mean, for Parent and its Subsidiaries for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, and without duplication, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, including, without limitation, amortization of intangible assets acquired through Acquisitions, (D) non-cash compensation expenses including, without limitation, non-cash expenses incurred pursuant to any management equity plan, stock option plan or any other stock subscription or shareholder agreement resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Parent or any of the Subsidiaries or incurred pursuant to other stock-settled obligations, (E) non-cash asset impairment charges (excluding, for the avoidance of doubt, any write-down of accounts receivable or any

Confidential portions of this document have been redacted and filed separately with the Commission.

additions to bad debt expense), (F) losses on sales, dispositions or abandonments of assets, in each case, outside the ordinary course of business, (G) any non-recurring restructuring, severance and similar charges, costs and expenses (including, without limitation, severance, relocation or lease termination costs and acquisition integration costs) for such period, provided that the amount of charges, costs and expenses added back pursuant to this clause (G) for such period, together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 20% of Consolidated EBITDA for such period determined prior to giving effect to any addback for any Capped Adjustments, (H) litigation settlements and contingencies and legal fees for certain patent litigation, provided that the amount of charges, costs and expenses added back pursuant to this clause (H) for such period, together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 20% of Consolidated EBITDA for such period determined prior to giving effect to any addback for any Capped Adjustments, (I) out-of-pocket transaction costs, expenses, and fees (including, without limitation, legal fees and accounting fees) incurred in connection with (1) the drafting, negotiation, and closing of the Loan Documents, including, without, limitation, any amendment or other modification thereto, (2) the drafting, negotiation, and closing of any Acquisition, or (3) the restructuring or reorganization of Parent and its Subsidiaries to the extent such restructuring or reorganization is permitted under the Loan Documents, (J) the amount of customary board, monitoring, consulting or advisory fees, indemnities and related expenses paid or accrued in such period, (K) charges for such period recognized on changes in the fair value of contingent consideration payable by, and non-cash charges for such period recognized on changes in the fair value of the noncontrolling interest in any acquiree acquired by, Parent or any Subsidiary of Parent in any business combination, and (L) other non-recurring charges, costs and expenses for such period (it being understood that items of the type referred to in clause (G) may only be added back pursuant to clause (G) and not this clause (L)); provided that, for purposes of calculating compliance with the financial covenant set forth in Article VI, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of; provided, further, that the additions to Consolidated EBITDA set forth in the foregoing clauses (A) through (L), as well as any adjustments to Consolidated EBITDA under the Pro Forma Basis definition, will be set forth in a certificate of a Responsible Officer of Parent in form and substance satisfactory to the Administrative Agent.
Notwithstanding the foregoing, for the following Fiscal Quarters, Consolidated EBITDA will be deemed to be as follows: for the Fiscal Quarter ended on December 31, 2016, $21,127,577, for the Fiscal Quarter ended on March 31, 2017, $25,162,781, for the Fiscal Quarter ended on June 30, 2017, $28,589,226, and for the Fiscal Quarter ended on September 30, 2017, $35,433,032.
“Consolidated Interest Expense” shall mean, for Parent and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).
“Consolidated Net Income” shall mean, for Parent and its Subsidiaries for any period, the net income (or loss) of Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii)  income or loss from discontinued operations, (iii) any gains attributable to write-ups of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (iv) any equity interest of Parent or any Subsidiary of Parent in the unremitted earnings of any Person that is not a Subsidiary, (v) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Parent or any Subsidiary or the date that such Person’s assets are acquired by Parent or any Subsidiary and (vi) any income (or loss) from the early extinguishment or modification of debt.
“Consolidated Revenues” shall mean, for any period, the aggregate revenues of Parent and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Senior Secured Debt” shall mean, as of any date, the amount of Consolidated Total Funded Debt that is secured by a Lien on any asset or property of Parent or any of its Subsidiaries.
“Consolidated Total Assets” shall mean, at any time, the consolidated total assets of Parent and its Subsidiaries, as such amount would appear on a consolidated balance sheet of Parent prepared as of such date in accordance with GAAP.
“Consolidated Total Funded Debt” shall mean, as of any date, all Indebtedness of Parent and its Subsidiaries described in clauses (i), (ii), (iv) (but only to the extent such Indebtedness is due and payable but remains unpaid), (vi), and (vii) of the definition of Indebtedness herein (excluding any intercompany Indebtedness), measured on a consolidated basis as of such date.

Confidential portions of this document have been redacted and filed separately with the Commission.

Notwithstanding the foregoing, for purposes of calculating the Consolidated Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio in connection with any “incurrence test” set forth in (a) the definition of “Maximum Incremental Commitment Amount,” (b) the definition of “Permitted Acquisition,” (c) the definition of “Permitted Specified Real Estate Finance Transaction,” (d) Section 2.23, (e) Section 7.1, (f) Section 7.4, (g) Section 7.5, or (h) Section 7.6, the Consolidated Total Funded Debt in such calculations shall include all Indebtedness of Parent and its Subsidiaries described in clause (iv) of the definition of Indebtedness.
“Consolidated Total Net Leverage Ratio” shall mean, as of any date, the ratio of (a) the sum of (i) Consolidated Total Funded Debt as of such date minus (ii) an aggregate amount of Parent and its Subsidiaries’ unrestricted cash and Cash Equivalents located in the United States not to exceed $50,000,000 (in each case, that are free and clear of all Liens (other than Liens securing Obligations)) as of such date to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on such date.
“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.
“Controlled Account” shall have the meaning set forth in Section 5.11.
“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.
“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.
“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.
“Current Assets” shall mean all current assets of Parent and its Subsidiaries as of any date of determination calculated in accordance with GAAP, but excluding cash, Cash Equivalents and debts due from Affiliates.
“Current Liabilities” shall mean all liabilities of Parent and its Subsidiaries that should, in accordance with GAAP, be classified as current liabilities as of any date of determination, and in any event including all Indebtedness payable on demand or within one year from such date of determination without any option on the part of the obligor to extend or renew beyond such year and all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balance of the Revolving Loans and the Swingline Loans.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.13(c).
“Defaulting Lender” shall mean, subject to Section 2.26(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon

Confidential portions of this document have been redacted and filed separately with the Commission.

receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender.
“Disqualified Capital Stock” shall mean, with respect to any Person, any Capital Stock that by its terms (or by the terms of any other Capital Stock into which it is convertible or exchangeable) or otherwise (i) matures (other than as a result of a voluntary redemption or repurchase by the issuer of such Capital Stock) or is subject to mandatory redemption or repurchase (other than solely for Capital Stock that is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise; or (ii) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Capital Stock at the option of the holder thereof; or (iii) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Capital Stock that is not Disqualified Capital Stock), in whole or in part, in each case specified in (i), (ii) or (iii) above on or prior to the date that is ninety one days after the Maturity Date; or (d) provides for scheduled payments of dividends to be made in cash.
“Disqualified Institution” shall mean (a) any Disqualified Lender and (b) any Competitor.
“Disqualified Lender” shall mean each Person previously identified in writing to the Administrative Agent and set forth in that certain letter agreement dated as of the Restatement Date delivered by the Borrower to the Administrative Agent, and each of such Person’s Affiliates.
“Dollar(s)” and the sign “$” shall mean lawful money of the United States.
“Domestic Subsidiary” shall mean each Subsidiary of Parent that is organized under the laws of the United States or any state or district thereof.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).
“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of

Confidential portions of this document have been redacted and filed separately with the Commission.

any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with Parent or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Parent, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” shall have the meaning set forth in Section 8.1.
“Excess Cash Flow” shall mean, without duplication, with respect to any Fiscal Year of Parent and its Subsidiaries, Consolidated Net Income plus (a) depreciation, amortization, income taxes and Consolidated Interest Expense to the extent deducted in determining Consolidated Net Income, plus decreases or minus increases (as the case may be) in (b) Working Capital, minus (c) Unfinanced Cash Capital Expenditures during such Fiscal Year, minus (d) interest expense paid in cash and scheduled principal payments paid in cash in respect of Consolidated Total Funded Debt (excluding prepayments of Revolving Loans and Swingline Loans), minus (e) voluntary prepayments of any Incremental Term Loans pursuant hereto and, solely to the extent accompanied by a permanent reduction in the Aggregate Revolving Commitments in accordance with Section 2.8, voluntary prepayments of the Revolving Loans, plus (in the case of gains) or minus (in the case of losses) (f) extraordinary gains or losses which are cash items not included in the calculation of Consolidated Net Income, minus (g) income taxes paid in cash, except to the extent such income taxes were deducted from Excess Cash Flow for a prior fiscal period as a reserve, minus (h) Acquisitions, Restricted Payments, and Investments (other than an Investment in cash or Cash Equivalents), in each case, that are permitted hereunder and made in cash during such Fiscal Year by Parent and its Subsidiaries except to the extent that such Acquisitions, Restricted Payments, and Investments were financed with the proceeds of Indebtedness (other than Revolving Loans) or the proceeds of equity issuances.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Excluded Accounts” shall mean any deposit, commodities or securities account (a) that is used for payroll, payroll taxes and other employee wage and benefit payments; (b) that is a trust, fiduciary, escrow or tax payment account; (c) that is used solely for deposits expressly permitted under Section 7.2(m), (d) that is a deposit account subject to a zero balance cash sweep into a deposit account subject to a control agreement; or (e) any other accounts of the Loan Parties which do not at any time have cash, investment property, or other amounts, including Cash Equivalents, on deposit therein in excess of $2,000,000, individually, or $7,500,000 in the aggregate for all such accounts.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.25) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20 and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” shall mean that certain fee letter, dated as of November 1, 2017, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower.
“Financial Officer” shall mean, with respect to any Person, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, or controller of such Person.
“Fiscal Quarter” shall mean any fiscal quarter of Parent.
“Fiscal Year” shall mean any fiscal year of Parent.
“Foreign Lender” shall mean (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Person” shall mean any Person that is not a U.S. Person.
“Foreign Subsidiary” shall mean each Subsidiary of Parent that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” shall mean Parent and each of the Subsidiary Loan Parties.
“Guaranty and Security Agreement” shall mean the Amended and Restated Guaranty and Security Agreement, dated as of the Restatement Date and substantially in the form of Exhibit B, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).
“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Increasing Lender” shall have the meaning set forth in Section 2.23.
“Incremental Commitment” shall have the meaning set forth in Section 2.23.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Incremental Term Loan” shall have the meaning set forth in Section 2.23.
“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than (a) earnout obligations or similar deferred or contingent purchase price obligations and (b) trade payables incurred in the ordinary course of business; provided that, for purposes of Section 8.1(g), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) earnout obligations or similar deferred or contingent purchase price obligations to the extent such obligations (a) are current obligations and (b) have become liabilities on the balance sheet of such Person in accordance with GAAP, (v) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (viii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vii) above, (ix) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (x) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (xi) all Off-Balance Sheet Liabilities and (xii) all Hedging Obligations. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Hedge Termination Value of such Hedging Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, the obligations of the Parent under the Permitted Warrant Transaction shall not constitute Indebtedness.
“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Information and Collateral Disclosure Certificate” shall have the meaning assigned to such term in the Guaranty and Security Agreement.
“Interest Period” shall mean with respect to any Eurodollar Borrowing, a period of one, two, three or six months, or to the extent agreed by each Lender of such Eurodollar Borrowing, twelve months; provided that:
(i)the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(ii)if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;
(iii)any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;
(iv)no Interest Period may extend beyond the Maturity Date.
“Investments” shall have the meaning set forth in Section 7.4.
“IRS” shall mean the United States Internal Revenue Service.
“Issuing Bank” shall mean SunTrust Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.22.
“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000.
“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

Confidential portions of this document have been redacted and filed separately with the Commission.

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.
“LCT Election” shall have the meaning given such term in Section 1.5(b).
“LCT Test Date” shall mean, with respect to a Limited Condition Transaction, the date of the definitive agreements for such Limited Condition Transaction.
“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Lender-Related Hedge Provider is SunTrust Bank or any of its Affiliates, has provided concurrent or subsequent written notice to the Administrative Agent which has been acknowledged by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time (provided, however, Hedging Obligations shall be excluded from the application of proceeds described in Section 8.2 until the Administrative Agent has received the written notice thereof and such supporting documentation as described above from the Lender-Related Hedge Provider). In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.
“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender, each Increasing Lender, and each Lender that joins this Agreement pursuant to Section 10.4 or Section 2.25 and each Additional Lender that joins this Agreement pursuant to Section 2.23.
“LendingTree Foundation” shall mean a non-profit organization established by Parent or any of its Subsidiaries for the purpose of serving charitable goals, and any successors thereto.
“Letter of Credit” shall mean any stand-by letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment.
“Liberty Successor” shall mean any Person that is a successor, assignee, or Affiliate of LIC, including any Person spun or otherwise separated out of LIC (or any similar successor or assignee of any such Liberty Successor); provided that (a) no Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Date), other than the Permitted Holders (disregarding for this purpose clause (b) of the definition of such term), is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Date), directly or indirectly, of more than 50% of the total voting power (with equivalent economic interests) represented by the issued and outstanding Capital Stock of such Liberty Successor, (b) such Liberty Successor is not a Sanctioned Person, (c) the transaction or transactions pursuant to which such Liberty Successor shall have become such a successor does not violate any Anti-Corruption Laws applicable to such Liberty Successor or any Sanctions applicable to such Liberty Successor, and (d) each of the Administrative Agent and each Lender shall have received all documentation and other information reasonably requested by it in writing that it reasonably determines is required by United States or foreign bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, with respect to such Liberty Successor.
“LIC” shall mean Liberty Interactive Corporation, a Delaware corporation.
“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).
“Limited Condition Transaction” shall mean any Investment or Acquisition (including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interest or otherwise) permitted by this Agreement that the Parent or any of its Subsidiaries is contractually committed to consummate (it being understood such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Liquidity” shall mean, on any date of determination, the sum of (a) unrestricted cash held by the Loan Parties in Controlled Accounts subject to Account Control Agreements plus (b) the Aggregate Revolving Commitment Amount minus the aggregate Revolving Credit Exposure of all Revolving Lenders.
“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any subordination agreement or intercreditor agreement entered into with the Administrative Agent or any Lender in connection with the Obligations, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.
“Loan Parties” shall mean the Borrower and each Guarantor.
“Loans” shall mean all Revolving Loans, Swingline Loans, and Incremental Term Loans (if any) in the aggregate or any of them, as the context shall require.
“Material Acquisition” shall mean any Acquisition by a Loan Party in which the total aggregate cash consideration to be paid (including the assumption of any Indebtedness) pursuant to such Acquisition is greater than or equal to $125,000,000.
“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, operations, property, condition (financial or otherwise), liabilities (contingent or otherwise) of Parent and its Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Issuing Bank, the Swingline Lender or the Lenders under any of the Loan Documents.
“Material Indebtedness” shall mean any Indebtedness (other than the Loans and the Letters of Credit) of Parent or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount.
“Material Subsidiary” shall mean, at any time, each Subsidiary other than (a) the Borrower and (b) any other Subsidiary that has been designated by Parent in a written notice to the Administrative Agent as not being a Material Subsidiary; provided, that (i) all Subsidiaries designated by Parent as not being Material Subsidiaries (taken together with their own subsidiaries) shall not represent more than 10% for any such Subsidiary, or more than 10% in the aggregate for all such Subsidiaries, of either (A) Consolidated Total Assets or (B) Consolidated Revenues of Parent and the Subsidiaries as of the end of or for the period of four consecutive Fiscal Quarters of Parent most recently ended prior to such time and (ii) no Subsidiary designated by Parent as not being a Material Subsidiary shall own Equity Interests or Indebtedness (other than de minimis Indebtedness) of any Material Subsidiary. For the avoidance of doubt, as of the Restatement Date, none of the Subsidiaries listed on Schedule 1.1(a) shall be deemed to be a Material Subsidiary.
“Maturity Date” shall mean the Revolving Commitment Termination Date.
“Maximum Incremental Commitment Amount” shall mean an aggregate amount equal to $100,000,000 minus the aggregate amount of any and all prior Incremental Commitments established pursuant to Section 2.23 plus an unlimited amount, so long as the Senior Secured Net Leverage Ratio does not exceed 2.50 to 1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b), calculated on a Pro Forma Basis and as if all such Incremental Term Loans had been made and all such Incremental Revolving Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance (but calculated without including the cash proceeds of any such Incremental Term Loans or Incremental Revolving Commitments in the amount of unrestricted cash and Cash Equivalents to be netted in the calculation of Consolidated Total Net Leverage Ratio); provided, that, in the case of any Incremental Term Facility to finance a Limited Condition Transaction, the date of determination of the Senior Secured Net Leverage Ratio shall, at the option of the Borrower, be the LCT Test Date for such Limited Condition Transaction.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Parent, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Parent, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.
“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Parent or one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Notices of Borrowing” shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.
“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).
“Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3.
“Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4.
“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent, the Issuing Bank, any Lender (including the Swingline Lender) or the Sole Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to Parent or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided, however, that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).
“Parent” shall have the meaning set forth in the introductory paragraph hereof.
“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning set forth in Section 10.4(d).

Confidential portions of this document have been redacted and filed separately with the Commission.

“Participant Register” shall have the meaning set forth in Section 10.4(d).
“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.
“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.
“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.
“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders.
“PBGC” shall mean the U.S. Pension Benefit Guaranty Corpora-tion referred to and defined in ERISA, and any successor entity performing similar functions.
“Permitted Acquisition” shall mean (a) any Acquisition by a Loan Party with the prior written consent of the Required Lenders or (b) any Acquisition by a Loan Party that occurs when the following conditions have been satisfied:
(i)before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects;
(ii)before and after giving effect to such Acquisition, the Consolidated Total Net Leverage Ratio is less than the applicable Consolidated Total Net Leverage Ratio covenant level set forth in Article VI (provided that, before and after giving effect to a Material Acquisition, the Consolidated Total Net Leverage Ratio may be 0.50 greater than the otherwise applicable covenant level set forth in Article VI), calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) (measuring Consolidated Total Funded Debt as of the date of such Acquisition);
(iii)at least 5 days prior (or such shorter period of time as the Administrative Agent may agree) to the date of the consummation of such Acquisition, Parent shall have delivered to the Administrative Agent notice of such Acquisition, together with any information reasonably requested by the Administrative Agent;
(iv)such Acquisition is consensual and approved by the board of directors (or the equivalent thereof) of the Person whose stock or assets are being acquired;
(v)the Person or assets being acquired is in the same type of business conducted by Parent and its Subsidiaries on the date hereof or any business reasonably related thereto;
(vi)such Acquisition is consummated in compliance with all Requirements of Law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained; and
(vii)Parent has delivered to the Administrative Agent a certificate executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied, including, without limitation, calculations evidencing the condition in subclause (ii) above.
“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent) purchased by the Parent in connection with the issuance of the Specified Convertible Indebtedness and settled in common stock of the Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Parent.
“Permitted Capital Stock Issuance” shall mean any sale or issuance of any Qualified Capital Stock of Parent to the extent permitted hereunder.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Permitted Encumbrances” shall mean:
(i)Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(ii)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(iii)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(iv)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(v)judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(vi)customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where Parent or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;
(vii)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Parent and its Subsidiaries taken as a whole; and
(viii)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Subsidiary in the ordinary course of business of such Person.
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
“Permitted Holder” shall mean any one or more of (a) LIC, (b) a Liberty Successor, (c) Douglas Lebda, (d) John C. Malone or Gregory B. Maffei, (e) each of the respective Affiliated Persons of the Persons referred to in clause (b) or (c), and (f) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b), (c) or (d). For purposes of this definition, “Person” has the meaning given to it for purposes of Section 13(d) of the Exchange Act or any successor provision.
“Permitted Investments” shall mean:
(i)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(ii)commercial paper having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within one year from the date of acquisition thereof;
(iii)certificates of deposit, bankers’ acceptances and time deposits maturing within 365 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

Confidential portions of this document have been redacted and filed separately with the Commission.

(iv)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and
(v)mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.
“Permitted Specified Real Estate Finance Transaction” shall mean any Specified Real Estate Finance Transaction that satisfies the following conditions:
(i)the principal amount of Indebtedness of the Parent or any of its Subsidiaries incurred in connection with any Specified Real Estate Finance Transaction, when combined with all other Indebtedness incurred under any other Specified Real Estate Finance Transaction, shall not exceed $65,000,000 in the aggregate, of which an aggregate principal amount of no more than (a) $20,000,000 for all such Specified Real Estate Finance Transactions shall be used to finance all or a portion of the purchase price of the Specified Real Estate and (b) $45,000,000 for all such Specified Real Estate Finance Transactions shall be used to finance post-acquisition improvements to the Specified Real Estate, related equipment, and Hedging Obligations;
(ii)the Liens granted by Parent or any of its Subsidiaries in connection with the Specified Real Estate Finance Transaction shall (a) secure only the Indebtedness described in the foregoing clause (i), including, without limitation, all principal, interest, indemnity, cost and expense reimbursements, and any other payment obligations owed in connection therewith and (b) not extend to any assets other than the Specified Real Estate and related improvements, easements, fixtures, leases and rents, other customary related assets, and proceeds thereof;
(iii)before and after giving effect to the Specified Real Estate Finance Transaction, (a) no Default or Event of Default shall exist and (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);
(iv)after giving effect to the Specified Real Estate Finance Transaction (including, without limitation, all Indebtedness incurred or to be incurred in connection therewith), the Parent shall be in compliance with the financial covenant set forth in Article VI hereof, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Sections 5.1(a) or (b) hereof;
(v)at least three (3) business days (or such shorter timeframe as may be agreed in writing by the Administrative Agent) prior to the date of the consummation of the Specified Real Estate Finance Transaction, the Parent shall have delivered to the Administrative Agent draft copies of all financing agreements, construction loan agreements, mortgages or deeds of trust, and all related material transaction documents for the Specified Real Estate Finance Transaction, together with all schedules thereto (all of which shall be in form and substance reasonably satisfactory to the Administrative Agent), followed by any materially different drafts of such documents promptly as the same are available to the Borrower and fully executed copies thereof within five (5) Business Days (or such other timeframe as may be agreed in writing by the Administrative Agent) after the consummation of the Specified Real Estate Finance Transaction;
(vi)the Parent shall have delivered to the Administrative Agent a certificate, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer certifying that each of the conditions set forth above has been satisfied, including, without limitation, calculations evidencing the condition in clause (iv) above.
“Permitted Tax Distributions” shall mean tax distributions by a Loan Party (so long as such Loan Party is treated as a pass-through or disregarded entity) to its members (“Tax Distributions”) (i) on a quarterly basis, pro rata in proportion to their respective percentage interests in such Loan Party (except as otherwise required below), so long as the aggregate amount of such Tax Distributions does not exceed, quarterly, an amount equal to such Loan Party’s good faith estimate of the Applicable Tax (as hereinafter defined) with respect to such taxable year, less the amount paid, if any, with respect to prior quarters of such taxable year; and (ii) on an annual basis after the end of such Loan Party’s taxable year, to the extent necessary so that the sum of the amounts so distributed under this clause (ii) and the amounts distributed under clause (i) above equals the minimum aggregate amount (the “Applicable Tax”) that must be distributed to provide each member with an amount that equals the product of (1) the

Confidential portions of this document have been redacted and filed separately with the Commission.

sum of all items of taxable income or gain allocated to such member for such taxable year less all items of deduction, loss and the loss equivalent of tax credits allocated to such member (or, to the extent applicable, its predecessors in interest) for such taxable year and all prior taxable years to the extent not previously offset by taxable income or gain allocated to such member (or, to the extent applicable, its predecessors in interest) and (2) a percentage equal to [(100%-B) x A] + B, where “A” is the highest marginal federal income tax rate applicable to a corporation or individual (as appropriate) for such preceding taxable year and “B”, with respect to each member, is the highest marginal state income tax rate applicable to such member for such preceding taxable year; provided that if the amount distributed to the members of such Loan Party pursuant to clause (i) for the taxable year exceeds the Applicable Tax for such taxable year (including where the amounts included in taxable income of such Loan Party for such taxable year are decreased as a result of an audit, amended return or otherwise), then such excess shall be credited against the next Tax Distributions permitted to be made with respect to subsequent taxable years.
“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom an Account Control Agreement has been executed.
“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent) sold by the Parent substantially concurrently with any purchase by the Parent of the Permitted Bond Hedge Transaction and settled in common stock of the Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Parent.
“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.
“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by Parent, the Borrower or any ERISA Affiliate or to which Parent, the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which Parent, the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.
“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in a Permitted Acquisition, the inclusion as “Consolidated EBITDA” of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, and may also reflect (a) any projected synergies or similar benefits (net of continuing associated expenses) expected to be realized as a result of such Acquisition to the extent such synergies or similar benefits would be permitted to be reflected in financial statements prepared in compliance with Article 11 of Regulation S-X under the Securities Act and (b) any other demonstrable cost-savings and other adjustments (net of continuing associated expenses) not included in the foregoing clause (a) (including, without limitation, pro forma “run rate” cost savings, operating expense reductions and restructurings) that are reasonably identifiable and projected by Parent in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Parent) within 12 months after such Acquisition is consummated and which are so set forth in a certificate of a Responsible Officer of Parent; provided that (1) projected (and not yet realized) cost-savings and other adjustments may no longer be added pursuant to this paragraph after 18 months after the consummation of the applicable Acquisition, (2) all adjustments pursuant to this definition will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDA in accordance with the definition of such term, (3) the aggregate additions to Consolidated EBITDA, for any period being tested, pursuant to clause (b) above (the “Pro Forma Capped Adjustments”), together with the aggregate amount of all other Capped Adjustments for such period, shall not exceed 20% of Consolidated EBITDA for such period determined prior to giving effect to any addback for any Capped Adjustments and (4) if any cost savings or other adjustments included in any pro forma calculations based on the anticipation that such cost savings or other adjustments will be achieved within such 18-month period shall at any time cease to be reasonably anticipated by Parent to be so achieved, then, on and after such time, pro forma calculations required to be made hereunder shall not reflect such cost savings or other adjustments, (ii) with respect to any Person, business, property or asset sold, transferred or otherwise disposed of, the exclusion from “Consolidated EBITDA” of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP, and (iii) with respect to any Indebtedness incurred or Restricted Payment or Investment made, that such Indebtedness had been incurred or such Restricted Payment or Investment had been made (and

Confidential portions of this document have been redacted and filed separately with the Commission.

all Indebtedness in connection with such Restricted Payment or Investment had been incurred), as applicable, on the first day of the applicable period.
“Pro Forma Capped Adjustments” has the meaning assigned to such term in the definition of “Pro Forma Basis”.
“Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure or Incremental Term Loan, as applicable), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure or Incremental Term Loans, as applicable, of all Lenders) and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and Incremental Term Loans and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments) and Incremental Term Loans.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.
“Real Estate” shall mean all real property owned or leased by Parent or any of its Subsidiaries.
“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors, counsel, consultants or other representatives of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and Incremental Term Loans at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure and Incremental Term Loans of the Lenders at such time; provided, that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments, Revolving Credit Exposure and Incremental Term Loans shall be excluded for purposes of determining Required Lenders.
“Required Revolving Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate Revolving Credit Exposure; provided that to the extent that any Lender is a Defaulting

Confidential portions of this document have been redacted and filed separately with the Commission.

Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Revolving Lenders.
“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenant set forth in Article VI, the chief financial officer or the treasurer of Parent and (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of Parent or such other representative of Parent as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent.
“Restatement Date” shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived in accordance with Section 10.2.
“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, any Indebtedness subordinated to the Obligations or any Guarantee thereof or any options, warrants or other     rights to purchase such Capital Stock or such Indebtedness, whether now or hereafter outstanding, any management or similar fees, or any payments in cash (including, without limitation, any premiums paid) in respect of the Permitted Bond Hedge Transaction or the Permitted Warrant Transaction.
“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Restatement Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Assumption executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.
“Revolving Commitment Termination Date” shall mean the earliest of (i) November 21, 2022, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.
“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.
“S&P” shall mean Standard & Poor’s, a Standard & Poor’s Financial Services LLC business.
“Sale/Leaseback Transaction” shall have the meaning set forth in Section 7.9.
“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.
“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Senior Secured Net Leverage Ratio” shall mean, as of any date, the ratio of (a) the sum of (i) Consolidated Senior Secured Debt as of such date minus (ii) an aggregate amount of Parent and its Subsidiaries’ unrestricted cash and Cash Equivalents located in the United States not to exceed $50,000,000 (in each case, that are free and clear of all Liens (other than Liens securing Obligations)) as of such date to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on such date.
“Sole Arranger” shall mean SunTrust Robinson Humphrey, Inc., in its capacity as left lead arranger in connection with this Agreement.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.
“Specified Cash Contribution” shall mean capital contributions to Parent made in cash or the net cash proceeds from Permitted Capital Stock Issuances actually received by Parent.
“Specified Cash Contribution Amount” shall mean the aggregate amount of Specified Cash Contributions made after the Restatement Date.
“Specified Convertible Indebtedness” shall mean the senior, unsecured Indebtedness of the Parent, expected to be issued by the Parent in the second calendar quarter of 2017 in an aggregate amount not to exceed $300,000,000 (inclusive of any additional Indebtedness issued by the Parent pursuant to any option to purchase any additional Indebtedness granted to the initial purchasers of such Indebtedness) that is convertible into shares of common stock of the Parent (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent), cash or a combination thereof (such amount of cash determined by reference to the price of the Parent’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Parent.
“Specified Real Estate” shall mean certain office buildings located at 2100 and 2115 Rexford Road, Charlotte, NC, which were purchased by Rexford Office Holdings, LLC, a Subsidiary of the Borrower, on or about December 28, 2016, and which are intended to be used as office space by the Parent and its Subsidiaries.
“Specified Real Estate Finance Transaction” shall mean one or more secured real estate financing facilities separate from this Agreement and the Obligations made for the purpose of financing or refinancing the Specified Real Estate.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent.
“Subsidiary Loan Party” shall mean any Domestic Subsidiary of Parent that executes or becomes a party to the Guaranty and Security Agreement. As of the Restatement Date, the Subsidiary Loan Parties are set forth on Schedule 1.1(b).
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $10,000,000.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
“Swingline Lender” shall mean SunTrust Bank.
“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Threshold Amount” shall mean $20,000,000.
“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.
“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.
“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.
“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.
“Unfinanced Cash Capital Expenditures” shall mean, for any period, the amount of Capital Expenditures made by Parent and its Subsidiaries during such period in cash, but excluding any such Capital Expenditures financed with Indebtedness permitted under Section 7.1(c).
“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
“United States” or “U.S.” shall mean the United States of America.
“U.S. Borrower” shall mean any Borrower that is a U.S. Person.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(e)(ii).
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Confidential portions of this document have been redacted and filed separately with the Commission.

“Withholding Agent” shall mean Parent, the Borrower, any other Loan Party or the Administrative Agent, as applicable.
“Working Capital” shall mean: for each Fiscal Year, the Current Assets less the Current Liabilities on December 31 of such Fiscal Year compared to the Current Assets less the Current Liabilities on December 31 of the immediately prior Fiscal Year.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan” or “Incremental Term Loan”) or by Type (e.g. “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving Eurodollar Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “Eurodollar Borrowing”) or by Class and Type (e.g. “Revolving Eurodollar Borrowing”).
Section 1.3Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Parent delivered pursuant to Section 5.1(a); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Lenders and the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such covenant to preserve the original intent thereof in light of such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein.
Section 1.4Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated.
Section 1.5Limited Condition Transactions.
(a)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Event of Default under Sections 8.1(h) or 8.1(i) exists or would result from such Limited Condition Transaction if the Limited Condition Transaction and other pro forma events in connection therewith were consummated on the LCT Test Date. Notwithstanding any provision herein to the contrary, if the Borrower has exercised its option under the first sentence of this Section 1.5, and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing solely for purposes of determining whether any action being taken in

Confidential portions of this document have been redacted and filed separately with the Commission.

connection with such Limited Condition Transaction is permitted hereunder, but for the avoidance of doubt, any such Default or Event of Default shall be a Default or Event of Default for all other purposes hereunder.
(b)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining (i) compliance on a pro forma basis with the Consolidated Total Net Leverage Ratio or the Senior Secured Net Leverage Ratio (but, for the avoidance of doubt, not for purposes of determining whether the Parent and the Borrower have complied with the financial covenant set forth in Article VI), (ii) whether a Default or Event of Default has occurred and is continuing, or (iii) the accuracy of any representation or warranty, then, in each case, the date of determination for whether any such action is permitted hereunder shall, at the election of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the LCT Test Date (and not, for the avoidance of doubt, the date of consummation of such Limited Condition Transaction), after giving effect on a Pro Forma Basis to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including the incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recently ended period of four Fiscal Quarters of the Parent ending prior to the LCT Test Date for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) (or, with respect to any determination of any financial ratio or metric for any person and its subsidiaries to be acquired in such Limited Condition Transaction, the specified applicable period therefor). For the avoidance of doubt, if the Parent or any of its Subsidiaries has exercised such option and any of such ratios, metrics or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, metric or amount, including due to fluctuations in Consolidated EBITDA, at or prior to the consummation of such Limited Condition Transaction, such ratio, metric or amount will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether such provision has been satisfied in connection with such Limited Condition Transaction.
(c)If the Parent or any of its Subsidiaries makes such LCT Election in connection with any Limited Condition Transaction, then (i) in connection with any subsequent calculation of any ratio, metric, or amount (but, for the avoidance of doubt, not for purposes of determining whether the Parent and the Borrower have complied with the financial covenant set forth in Article VI)) on or following the relevant LCT Test Date and prior to the earlier of (A) the date on which such Limited Condition Transaction is consummated and (B) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, metric, or amount shall be calculated on a Pro Forma Basis assuming that such Limited Condition Transaction and any other transactions in connection therewith (including any incurrence of indebtedness or liens and the use of proceeds thereof) have been consummated and (ii) such ratio, metric or amount availability shall not be tested at the time of consummation of such Limited Condition Transaction.
ARTICLE II
AMOUNT AND TERMS OF THE COMMITMENTS
Section 2.1General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time, and (v) Incremental Term Loan commitments may be established as provided in Section 2.23 and the Incremental Term Loans thereunder shall be made in accordance with such Section.
Section 2.2Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.
Section 2.3Procedure for Revolving Borrowings. The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a “Notice of Revolving Borrowing”), (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of

Confidential portions of this document have been redacted and filed separately with the Commission.

each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall not be less than $250,000 or a larger multiple of $250,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $250,000 or a larger multiple of $250,000; provided that Base Rate Loans made pursuant to Section 2.4 or Section 2.22(d) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed four (4). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.
Section 2.4Swingline Commitment.
(a)Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.
(b)The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit 2.4 attached hereto (a “Notice of Swingline Borrowing”), prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Borrowing should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Borrowing.
(c)The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.
(d)If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.
(e)Each Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender,

Confidential portions of this document have been redacted and filed separately with the Commission.

together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.
Section 2.5[Intentionally Omitted].
Section 2.6Funding of Borrowings.
(a)Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
(b)Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any de-fault by such Lender hereunder.
(c)All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be ob-ligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
Section 2.7Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit 2.7 attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing, and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period

Confidential portions of this document have been redacted and filed separately with the Commission.

contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.
(c)If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loan shall be permitted except on the last day of the Interest Period in respect thereof.
(d)Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
Section 2.8Optional Reduction and Termination of Commitments.
(a)Unless previously terminated, all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date. The Incremental Term Loan commitments shall terminate on the date that the applicable Incremental Term Loans under such commitments are made.
(b)Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $5,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment.
(c)With the written approval of the Administrative Agent, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.
Section 2.9Repayment of Loans. The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date. The outstanding principal amount of all Incremental Term Loans shall be due and payable as agreed in writing by the applicable lenders of such Incremental Term Loans and the Borrower, subject to Section 2.23. Any Incremental Term Loans that are repaid or prepaid may not be reborrowed.
Section 2.10Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each Eurodollar Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower

Confidential portions of this document have been redacted and filed separately with the Commission.

to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(b)This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.11Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any Eurodollar Borrowing, 11:00 a.m. not less than three (3) Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment, and (iii) in the case of any prepayment of any Swingline Borrowing, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.4. Each optional prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing and, in the case of a prepayment of an Incremental Term Loan Borrowing, to principal installments in the manner selected by the Borrower.
Section 2.12Mandatory Prepayments.
(a)If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall immediately repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the Eurodollar Loans to the full extent thereof. If, after giving effect to prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.
(b)To the extent there are any additional mandatory prepayments required in connection with the incurrence of any Incremental Term Loans, such prepayments shall be applied as follows: first, to the Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; fourth, to the principal balance of the Incremental Term Loans, until the same shall have been paid in full, pro rata to the Lenders based on their Pro Rata Shares of the Incremental Term Loans, and applied to installments of the Incremental Term Loans in inverse order of maturity; fifth, to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Lender; sixth, to the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments; and seventh, to Cash Collateralize the Letters of Credit in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses fifth through seventh above, unless an Event of Default has occurred and is continuing and the Required Revolving Lenders so request.
Section 2.13Interest on Loans.

Confidential portions of this document have been redacted and filed separately with the Commission.

(a)The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.
(b)The Borrower shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.
(c)Notwithstanding subsections (a) and (b) of this Section, (i) after the occurrence of an Event of Default under Sections 8.1(a), 8.1(h), or 8.1(i), the Borrower shall pay interest with respect to all Eurodollar Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such Eurodollar Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans, and (ii) if any interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest at a rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans hereunder. The interest described in this clause (c) is referred to herein as “Default Interest”.
(d)Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
(e)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
Section 2.14Fees.
(a)The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon in writing by the Borrower and the Administrative Agent.
(b)The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the commitment fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.
(c)The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the average daily amount of such Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points.

Confidential portions of this document have been redacted and filed separately with the Commission.

(d)The Borrower shall pay on the Restatement Date to the Administrative Agent and its affiliates all fees in the Fee Letter that are due and payable on the Restatement Date. The Borrower shall pay on the Restatement Date to the Lenders all upfront fees previously agreed in writing.
(e)Accrued fees under subsections (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2017, and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
Section 2.15Computation of Interest and Fees.
Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
Section 2.16Inability to Determine Interest Rates. If, prior to the commencement of any Interest Period for any Eurodollar Borrowing:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or
(ii)the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Eurodollar Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or a Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.
Section 2.17Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder or to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.
Section 2.18Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of,

Confidential portions of this document have been redacted and filed separately with the Commission.

deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender, the Issuing Bank or the eurodollar interbank market any other condition (other than Taxes) affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;
and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or the Issuing Bank for any such increased costs incurred or reduction suffered.
(b)If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or the Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, the Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or the Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, the Issuing Bank or such Parent Company for any such reduction suffered; provided that no Lender shall be entitled to request payment of any such amounts with respect to a Change in Law relating to Dodd-Frank or Basel III unless such Lender is generally demanding payment under comparable provisions of its agreements with similarly situated borrowers.
(c)A certificate of such Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, the Issuing Bank or the Parent Company of such Lender or the Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.
(d)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.19Funding Indemnity. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would

Confidential portions of this document have been redacted and filed separately with the Commission.

have been the Interest Period for such Eurodollar Loan) over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
Section 2.20Taxes.
(a)Defined Terms. For purposes of this Section 2.20, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed

Confidential portions of this document have been redacted and filed separately with the Commission.

by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(g) (i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)executed originals of IRS Form W-8ECI;
(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.20A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20B or Exhibit 2.20C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.20D on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting

Confidential portions of this document have been redacted and filed separately with the Commission.

requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.21Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata

Confidential portions of this document have been redacted and filed separately with the Commission.

to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.
(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure, Incremental Term Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure or Incremental Term Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure and Incremental Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure and Incremental Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure or Incremental Term Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.22Letters of Credit.
(a)During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to subsections (d) and (e) of this Section, may, in its sole discretion, issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) unless consented to by the Issuing Bank, the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $250,000; (iii) the Borrower may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount and (iv) the Borrower shall not request, and the Issuing Bank shall have no obligation to issue, any Letter of Credit the proceeds of which would be made available to any Person (AA) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or (BB) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.
(b)To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and

Confidential portions of this document have been redacted and filed separately with the Commission.

such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit, directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
(d)The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.
(e)If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.
(f)To the extent that any Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal

Confidential portions of this document have been redacted and filed separately with the Commission.

to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(c).
(g)If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.1(h) or (i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates to effectuate the intent of this subsection. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(h)Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.
(i)The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)any lack of validity or enforceability of any Letter of Credit or this Agreement;
(ii)the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
(v)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or
(vi)the existence of a Default or an Event of Default.
Neither the Administrative Agent, the Issuing Bank, any Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter

Confidential portions of this document have been redacted and filed separately with the Commission.

of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(j)Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.
Section 2.23 Increase of Commitments; Additional Lenders.
(a)From time to time after the Restatement Date and in accordance with this Section, the Borrower and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments (an “Incremental Revolving Commitment”) and/or make term loan commitments hereunder (an “Incremental Term Loan Commitment”; together with the Incremental Revolving Commitment, the “Incremental Commitments”) so long as the following conditions are satisfied:
(i)(A) unless otherwise agreed by the Administrative Agent, each Incremental Commitment pursuant to this Section shall be in an amount not less than $10,000,000, and (B) the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed an aggregate amount equal to the Maximum Incremental Commitment Amount;
(ii)the Borrower shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase;
(iii)at the time of and immediately after giving effect to any such proposed increase no Default or Event of Default shall exist or, in the case of any Incremental Term Loan Commitment established to finance a Limited Condition Transaction, no Event of Default under Sections 8.1(h) or 8.1(i) exists or would result from such Limited Condition Transaction; provided, that, in the case of any Incremental Term Loan Commitment established to finance a Limited Condition Transaction, the date of determination of whether the condition in this clause (iii) has been satisfied shall, at the option of the Borrower, be the LCT Test Date for such Limited Condition Transaction;
(iv)all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided that, in the case of any Incremental Term Loan Commitment established to finance a Limited Condition Transaction, such representations and warranties may be limited to customary “SunGard” specified representations;
(v)any incremental term loans made pursuant to this Section (the “Incremental Term Loans”) shall have a maturity date no earlier than the Maturity Date;

Confidential portions of this document have been redacted and filed separately with the Commission.

(vi)any Incremental Revolving Commitments provided pursuant to this Section shall have the same terms and conditions as the existing Revolving Commitments hereunder, including, without limitation, the Revolving Commitment Termination Date and Applicable Margin;
(vii)Parent and its Subsidiaries shall be in compliance with the financial covenant set forth in Article VI as of the last day of the most recently ended four Fiscal Quarter period for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b), calculated on a Pro Forma Basis and as if all such Incremental Term Loans had been made and all such Incremental Revolving Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance (but calculated without including the cash proceeds of any such Incremental Term Loans or Incremental Revolving Commitments in the amount of unrestricted cash and Cash Equivalents to be netted in the calculation of Consolidated Total Net Leverage Ratio); provided, that, (a) in the case of any Incremental Commitments established to finance a Material Acquisition, the Consolidated Total Net Leverage Ratio may be 0.50 greater than the otherwise applicable covenant level set forth in Article VI and (b) in the case of any Incremental Term Loan Commitment established to finance a Limited Condition Transaction, the date of determination of whether the condition in this clause (vii) has been satisfied shall, at the option of the Borrower, be the LCT Test Date for such Limited Condition Transaction;
(viii)any collateral securing any such Incremental Commitments and Incremental Term Loans shall also secure all other Obligations on a pari passu basis;
(ix)the scheduled amortization installments with respect to any Incremental Term Loans may not be more frequent than quarterly and the aggregate annual amount of scheduled amortization with respect to any Incremental Term Loans may not exceed 10% of the original principal amount of such Incremental Term Loans (it being understood that, subject to this clause (viii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Borrower and the applicable Increasing Lenders;
(x)covenants and events of default applicable to any Incremental Term Loan commitments or Incremental Term Loan shall be identical to those applicable to the Revolving Commitments and the Revolving Loans, other than any such covenants and events of default applicable after the Maturity Date in effect on the date of incurrence of such Incremental Term Loans; and
(xi)except for the terms referred to above and otherwise subject to this Section 2.23, to the extent the terms and conditions of any Incremental Term Loans (other than interest rates (whether fixed or floating), interest margins, benchmark rate floors, upfront fees, original issue discounts and prepayment terms (including “no call” terms and other restrictions thereon) and premiums) are not consistent with those of the Revolving Loans, such differences shall be acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed).
(b)The Borrower shall provide at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment. The Borrower may also, but is not required to, specify any fees offered to those Lenders (the “Increasing Lenders”) that agree to increase the principal amount of their Revolving Commitments and/or provide Incremental Term Loans, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment and/or provide Incremental Term Loans, as applicable. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent the amount of such proposed Incremental Commitment and/or Incremental Term Loans that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Commitment and/or provide Incremental Term Loans, and any decision by a Lender to increase its Revolving Commitment and/or provide Incremental Term Loans shall be made in its sole discretion independently from any other Lender. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the Revolving Commitments and/or the providing of Incremental Term Loans, as applicable, pursuant to this Section. No Lender which declines to increase the principal amount of its Revolving Commitment and/or provide Incremental Term Loans may be replaced with respect to its existing Revolving Commitment and/or any existing Incremental Term Loans, as applicable, as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower and the Administrative Agent in writing about whether it will increase its Revolving Commitment and/or provide Incremental Term Loans within 15 days after receipt of such notice, such Lender shall be deemed to have declined to increase its Revolving Commitment and/or provide Incremental Term Loans, as applicable. The Borrower may designate new lenders that are acceptable to the Administrative Agent (such approval not

Confidential portions of this document have been redacted and filed separately with the Commission.

to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment; provided, that none of Parent, its Subsidiaries, or its Affiliates shall be an Additional Lender. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Revolving Commitments and/or such Incremental Term Loans among the Increasing Lenders and the Additional Lenders. The sum of the increase in the Revolving Commitments and the Incremental Term Loans of the Increasing Lenders plus the Revolving Commitments and the Incremental Term Loans of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Maximum Incremental Commitment Amount.
(c)Subject to subsections (a) and (b) of this Section, any increase requested by the Borrower shall be effective upon delivery to the Administrative Agent of each of the following documents:
(i)an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrower, by each Additional Lender and by each Increasing Lender, setting forth the new Revolving Commitments and/or new Incremental Term Loan commitments, as applicable, of such Lenders, the new outstanding LC Commitment (if applicable), and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;
(ii)such evidence of appropriate corporate authorization on the part of the Borrower with respect to such Incremental Commitment and such opinions of counsel for the Borrower with respect to such Incremental Commitment as the Administrative Agent may reasonably request;
(iii)a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in subsection (a) of this Section has been satisfied;
(iv)to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Revolving Commitments and/or such Incremental Term Loans, issued by the Borrower in accordance with Section 2.10; and
(v)any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.
Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments and/or the Incremental Term Loans, as applicable, the LC Commitment will be increased automatically (if applicable), and Schedule II shall automatically be deemed amended accordingly.
(d)All terms of the initial Incremental Term Loan advanced hereunder and any other Incremental Term Loans that are different from the terms outstanding under the Credit Agreement immediately prior to the incurrence of such Incremental Term Loans (any such initial Incremental Term Loan and other Incremental Term Loans, the “Non-Conforming Credit Extensions”) shall be as set forth in a separate assumption agreement among the Borrower, the Lenders providing such Incremental Term Loans and the Administrative Agent, the execution and delivery of which agreement shall be a condition to the effectiveness of the Non-Conforming Credit Extensions. The scheduled principal payments on any existing Incremental Term Loans shall be ratably increased after the making of any new Incremental Term Loans (other than Incremental Term Loans that are Non-Conforming Credit Extensions) under this Section by the aggregate principal amount of such Incremental Term Loans. After the incurrence of any Non-Conforming Credit Extensions, all optional prepayments of Incremental Term Loans shall be allocated ratably between the then-outstanding Incremental Term Loans and such Non-Conforming Credit Extensions. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section and mechanical changes necessary or advisable in connection therewith (including amendments to (i) implement the requirements in the preceding two sentences, (ii) ensure pro rata allocations of Eurodollar Loans and Base Rate Loans between Loans incurred pursuant to this Section and Loans outstanding immediately prior to any such incurrence, (iii) provide optional and mandatory prepayments for any Incremental Term Loans, and (iv) reflect any maturity date after the Maturity Date (including, without limitation, amendments to any provisions of this Credit Agreement affected by such later maturity date)).

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 2.24Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.
Section 2.25Replacement of Lenders. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender, or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.2(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non‑Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non‑Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.26Defaulting Lenders.
(a)Cash Collateral.
(i)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.26(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Issuing Bank’s LC Exposure with respect to such Defaulting Lender.
(ii)The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(iii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.26(a) or Section 2.26(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iv)Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26(a)

Confidential portions of this document have been redacted and filed separately with the Commission.

following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.26(b) through (d) the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
(b)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 10.2.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with Section 2.26(a); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to sub-section (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.26(a).
(C)With respect to any commitment fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting

Confidential portions of this document have been redacted and filed separately with the Commission.

Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure or Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender and (y) second, Cash Collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.26(a).
(c)Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.26(b)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(d)New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Swingline Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.
ARTICLE III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section 3.1Conditions to Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):
(a)The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Restatement Date for which invoices have been presented, including, without limitation, reimbursement or payment of all out-of-pocket expenses of the Administrative Agent, the Sole Arranger and their respective Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Sole Arranger.
(b)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:

Confidential portions of this document have been redacted and filed separately with the Commission.

(i)a counterpart of this Agreement signed by or on behalf of each party hereto;
(ii)a certificate dated as of the Restatement Date of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws, or partnership agreement or limited liability company agreement, and of the resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;
(iii)certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect;
(iv)a written opinion dated as of the Restatement Date from Sheppard, Mullin, Richter & Hampton LLP, counsel to the Loan Parties, and, if reasonably requested by the Administrative Agent, customary local counsel opinions with respect to the Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;
(v)a certificate dated the Restatement Date and signed by a Responsible Officer, certifying that after giving effect to the funding of the initial Revolving Borrowing, (A) no Default or Event of Default exists and (B) all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct;
(vi)a duly executed Notice of Borrowing for any initial Revolving Borrowing, together with, if applicable, a report setting forth the sources and uses of the proceeds thereof;
(vii)certified copies of all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any governmental authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;
(viii)copies of (A) the internally prepared financial statements of Parent and its Subsidiaries on a consolidated basis for the Fiscal Quarter ended September 30, 2017, and (B) the audited consolidated financial statements for Parent and its Subsidiaries for the Fiscal Years ended December 31, 2014, December 31, 2015, and December 31, 2016;
(ix)a certificate, dated the Restatement Date and signed by the chief financial officer of Parent, confirming that Parent and its Subsidiaries on a consolidated basis are Solvent before and after giving effect to the funding of the initial Revolving Borrowing and the consummation of the transactions contemplated to occur on the Restatement Date;
(x)the Guaranty and Security Agreement duly executed by each party thereto, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Collateral Documents, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Loan Parties, (B) copies of favorable UCC, tax, and judgment lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Loan Parties as requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances and Liens to be released on the Restatement Date, (C) an Information and Collateral Disclosure Certificate, dated as of the Restatement Date and duly completed and executed by the Loan Parties, (D) duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, if applicable, (E) to the extent not delivered before the Restatement Date, original certificates evidencing all issued and outstanding shares of Capital Stock of all Subsidiaries, owned directly by any Loan Party (or, if the pledge of all of the voting Capital Stock of any Foreign

Confidential portions of this document have been redacted and filed separately with the Commission.

Subsidiary would result in materially adverse tax consequences, limited to 66% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and 100% of the issued and outstanding non-voting Capital Stock of such Foreign Subsidiary, as applicable), and (F) to the extent not delivered before the Restatement Date, stock or membership interest powers or other appropriate instruments of transfer executed in blank;
(xi)to the extent not delivered before the Restatement Date, Account Control Agreements required by Section 5.11, duly executed by each Permitted Third Party Bank and the applicable Loan Party;
(xii)certificates of insurance, in form and detail reasonably acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, in each case naming the Administrative Agent as loss payee or additional insured, as the case may be, together with a lender’s loss payable endorsement and additional insured endorsement in form and substance reasonably satisfactory to the Administrative Agent;
(xiii)documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least five (5) Business Days prior to the Restatement Date to the extent that such documentation and information was requested by Administrative Agent at least ten (10) Business Days prior to the Restatement Date; and
(xiv)all certificates and other documentation required by Section 2.20 to be delivered by each Lender as of the Restatement Date.
(c)The Lenders shall have completed, to their satisfaction, all business, financial, collateral, regulatory and legal due diligence with respect to the Loan Parties and the Subsidiaries.
Without limiting the generality of the provisions of this Section 3.1, for purposes of determining compliance with the conditions specified in this Section 3.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have (i) consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to the Administrative Agent and/or a Lender and (ii) consented to the replacement of its Loans (as defined in and under the Existing Credit Agreement) with the Loans hereunder, in each case, by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by the Administrative Agent and such replacements shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement, in each case, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.
Section 3.2Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.26(c) and the satisfaction of the following conditions:
(a)at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist; provided that, with respect to Incremental Term Loans being incurred in connection with a Limited Condition Transaction, this clause (a) shall be subject to the terms of Section 1.5;
(b)except with respect to Incremental Term Loans being incurred in connection with a Limited Condition Transaction, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); and
(c)the Borrower shall have delivered the required Notice of Borrowing.
Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a) and (b) of this Section.
Section 3.3Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory in all respects to the Administrative Agent.

Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Parent and the Borrower represent and warrant to the Administrative Agent, each Lender and the Issuing Bank as follows:
Section 4.1Existence; Power. Each of Parent, the Borrower and each of their respective Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.
Section 4.2Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by Parent and the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of Parent, the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
Section 4.3Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any Person with respect to which any Loan Party or any of its Subsidiaries has any Contractual Obligation, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Parent, the Borrower or any of their respective Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Contractual Obligation of Parent, the Borrower or any of their respective Subsidiaries or any of their assets or give rise to a right thereunder to require any payment to be made by Parent, the Borrower or any of their respective Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Parent, the Borrower or any of their respective Subsidiaries, except Liens (if any) created under the Loan Documents.
Section 4.4Financial Statements; Absence of Material Adverse Effect. The Borrower has furnished to each Lender (i) the audited consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2016, and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, prepared by PricewaterhouseCoopers LLP and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of September 30, 2017, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year to date period then ended, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of Parent and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since December 31, 2016, there have been no changes with respect to Parent and its Subsidiaries which have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 4.5Litigation and Environmental Matters.
(a)No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of Parent or the Borrower, threatened against or affecting Parent, the Borrower or any of their respective Subsidiaries (i) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.
(b)Except for the matters set forth on Schedule 4.5, none of Parent, the Borrower nor any of their respective Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, in each case, which would reasonably be expected to result in a Material Adverse Effect.
Section 4.6Compliance with Laws and Agreements. Each of Parent, the Borrower and each of their respective Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental

Confidential portions of this document have been redacted and filed separately with the Commission.

Authority and (b) all indentures, agreements, instruments or other Contractual Obligations binding upon it or its properties, except where non-compliance, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 4.7Investment Company Act; Other Regulatory Schemes. None of Parent, the Borrower nor any of their respective Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme which prohibits the incurrence of Indebtedness.

Section 4.8Taxes. Parent, the Borrower and their respective Subsidiaries and each other Person for whose taxes Parent, the Borrower or any of their respective Subsidiaries could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against them or their property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of Parent, the Borrower and their respective Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.
Section 4.9Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. None of Parent, the Borrower nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.
Section 4.10ERISA. Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur. There exists no Unfunded Pension Liability with respect to any Plan. None of Parent, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Parent, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to the Parent, the Borrower or any of their respective Subsidiaries. Parent, the Borrower, each of their respective Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. None of Parent, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in liability to Parent, the Borrower or any of their respective Subsidiaries. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. None of Parent, the Borrower nor any of their respective Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.
Section 4.11Ownership of Property; Insurance.

Confidential portions of this document have been redacted and filed separately with the Commission.

(a)Each of Parent, the Borrower and their respective Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Borrower referred to in Section 4.4 or purported to have been acquired by Parent, the Borrower or any of their respective Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of Parent, the Borrower and their respective Subsidiaries are valid and subsisting and are in full force.
(b)Each of Parent, the Borrower and their respective Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and, to the knowledge of Parent and its Subsidiaries, the use thereof by Parent, the Borrower and their respective Subsidiaries does not infringe in any material respect on the rights of any other Person.
(c)The properties of Parent, the Borrower and their respective Subsidiaries are insured in the manner required by this Agreement.
(d)As of the Restatement Date, none of Parent, the Borrower nor any of their respective Subsidiaries owns any Real Estate except as set forth on Schedule 2 of the Information and Collateral Disclosure Certificate delivered pursuant to Section 3.1(b) hereof.
Section 4.12Disclosure. As of the Restatement Date, each of Parent and the Borrower has disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which Parent, the Borrower or any of their respective Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports (including, without limitation, all reports that Parent, the Borrower or any of their respective Subsidiaries is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of Parent, the Borrower or any of their respective Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Parent, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
Section 4.13Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against Parent, the Borrower or any of their respective Subsidiaries, or, to Parent, the Borrower’s knowledge, threatened against or affecting Parent, the Borrower or any of their respective Subsidiaries, and no significant unfair labor practice charges or grievances are pending against Parent, the Borrower or any of their respective Subsidiaries, or, to Parent’ or the Borrower’s knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Parent, the Borrower or any such Subsidiary, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 4.14Subsidiaries.
(a)Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of any Loan Party and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Date.
(b)Parent has no direct Subsidiaries other than the Borrower.
Section 4.15Solvency. After giving effect to the execution and delivery of the Loan Documents, the making of any Loan under this Agreement and the consummation of the other transactions contemplated hereby, Parent and its Subsidiaries on a consolidated basis are Solvent.
Section 4.16Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the Restatement Date, and such Schedule correctly identifies the name, address and telephone number of each financial institution, the name in which the account is held, the type of the account, and the complete account number therefor.
Section 4.17Collateral Documents.

Confidential portions of this document have been redacted and filed separately with the Commission.

(a)The Guaranty and Security Agreement and each other Collateral Document is effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.2. When the certificates evidencing all Capital Stock pledged pursuant to the Collateral Documents are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first priority security interests, perfected by “control” as defined in the UCC.
(b)When the filings in subsection (a) of this Section are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person.
Section 4.18Sanctions and Anti-Corruption Laws.
(a)None of the Parent, the Borrower, or any of their respective Subsidiaries or any of their respective directors, officers, employees, or agents is a Sanctioned Person.
(b)The Parent, its Subsidiaries, and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Parent and its Subsidiaries, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions. The Parent and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance in all material respects therewith.
Section 4.19EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
ARTICLE V
AFFIRMATIVE COVENANTS
Parent and the Borrower covenant and agree that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:
Section 5.1Financial Statements and Other Information. Parent and the Borrower will deliver to the Administrative Agent and each Lender:
(a)as soon as available and in any event within 90 days after the end of each Fiscal Year of Parent, a copy of the annual audited report for such Fiscal Year for Parent and its Subsidiaries, containing a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by PricewaterhouseCoopers LLP or, if such auditors are no longer used by Parent, from independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
(b)as soon as available and in any event within 45 days after the end of each Fiscal Quarter of Parent ending on or about March 31, June 30, and September 30, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent’

Confidential portions of this document have been redacted and filed separately with the Commission.

or the Borrower’s, as applicable, previous Fiscal Year and the corresponding figures for the budget for the current Fiscal Year, and together with a management discussion and analysis with respect thereto;
(c)concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by the principal executive officer or a Financial Officer of Parent (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Parent and its Subsidiaries have taken or propose to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with the financial covenant set forth in Article VI, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Restatement Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;
(d)as soon as available and in any event within 60 days after the end of the calendar year, forecasts and a pro forma budget for the succeeding Fiscal Year, containing an income statement, balance sheet and statement of cash flow; and
(e)promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.
Information required to be delivered solely pursuant to Section 5.1(a) and Section 5.1(b) shall be deemed to have been delivered if such information shall have been timely posted on Parent’s website on the internet (currently www.lendingtree.com) or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov.
Section 5.2Notices of Material Events. Parent and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)the occurrence of any Default or Event of Default;
(b)the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of Parent or the Borrower, affecting Parent or the Borrower or any of their respective Subsidiaries which would reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any event or any other development by which Parent or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
(d)promptly and in any event within 15 days after (i) Parent, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of the chief financial officer of Parent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by Parent, such Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Parent, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of Parent, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of Parent;
(e)the receipt by Parent or any of its Subsidiaries of any written notice of an alleged event of default with respect to any Material Indebtedness of Parent or any of its Subsidiaries; and

Confidential portions of this document have been redacted and filed separately with the Commission.

(f)any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.
Parent and the Borrower will furnish to the Administrative Agent and each Lender the following:
(x)    promptly and in any event at least 30 days prior thereto (or such shorter period of time as the Administrative Agent may agree in writing), notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s chief executive office or its principal place of business, (iii) in any Loan Party’s identity or legal structure, (iv) in any Loan Party’s federal taxpayer identification number or organizational number or (v) in any Loan Party’s jurisdiction of organization; and
(y)    as soon as available and in any event within 30 days after receipt thereof, a copy of any environmental report or site assessment obtained by or for Parent or any of its Subsidiaries after the Restatement Date on any Real Estate.
Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.
Section 5.3Existence; Conduct of Business. Parent and the Borrower will, and will cause each of the other Loan Parties to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.
Section 5.4Compliance with Laws. Parent and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
Section 5.5Payment of Obligations. Parent and the Borrower will, and will cause each of their respective Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
Section 5.6Books and Records. Parent and the Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Parent in conformity with GAAP, subject to footnotes and normal year-end adjustments.
Section 5.7Visitation and Inspection. Each of Parent and the Borrower will, and will cause each of its respective Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to Parent and the Borrower; provided that (a) if an Event of Default has occurred and is continuing, no prior notice shall be required (b) if no Event of Default has occurred and is continuing, the Loan Parties shall only reimburse the Administrative Agent and the Lenders for one such visit per Fiscal Year.

Section 5.8Maintenance of Properties; Insurance. Each of Parent and the Borrower will, and will cause each of the other Loan Parties to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of Parent or the Borrower (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Parent, the Borrower and the other Loan Parties in accordance with this Section, and (c) at all times shall name the Administrative Agent as additional insured on all liability policies

Confidential portions of this document have been redacted and filed separately with the Commission.

of Parent, the Borrower and the other Loan Parties and as loss payee (pursuant to a loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of Parent, the Borrower and the other Loan Parties. It is hereby acknowledged that the insurance maintained by Parent and its Subsidiaries as of the Restatement Date complies with the provisions of this Section 5.8.
Section 5.9Use of Proceeds; Margin Regulations.
(a)On and after the Restatement Date, the Borrower will use the proceeds of the Loans to finance working capital needs, including, without limitation, Permitted Acquisitions and other growth initiatives, capital expenditures, and for other general corporate purposes of the Borrower and its Subsidiaries. All Letters of Credit will be used for general corporate purposes.
(b)No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X.
Section 5.10Casualty and Condemnation. Parent and the Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or preceding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.
Section 5.11Cash Management. Parent and the Borrower shall, and shall cause the Subsidiary Loan Parties to:
(a)maintain its primary cash management and treasury business with SunTrust Bank or a Permitted Third Party Bank, including, without limitation, all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than Excluded Accounts) (each such deposit account, disbursement account, investment account and lockbox account, a “Controlled Account”); each Controlled Account shall be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which the Borrower and each Subsidiary Loan Party shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, perfected either automatically under the UCC (with respect to Controlled Accounts at SunTrust Bank) or subject to Account Control Agreements; and
(b)at any time after the occurrence and during the continuance of an Event of Default, at the request of the Required Lenders, each of Parent and the Borrower will, and will cause each other Loan Party to, cause all payments constituting proceeds of accounts or other Collateral to be directed into lockbox accounts under agreements in form and substance reasonably satisfactory to the Administrative Agent.
Section 5.12Additional Subsidiaries and Collateral.
(a)In the event that, subsequent to the Restatement Date, any Person becomes a Domestic Subsidiary of Parent that is a Material Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) Parent shall promptly notify the Administrative Agent and the Lenders thereof and (y) within 30 days (or such longer period as the Administrative Agent shall permit in writing in its sole discretion) after such Person becomes a Domestic Subsidiary, Parent shall:
(i)cause such Domestic Subsidiary to:
(A)become a new Guarantor and to grant Liens in favor of the Administrative Agent in all of its personal property by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent;
(B)execute, file with the United States Patent and Trademark Office and the United States Copyright Office (as applicable), and deliver a copy thereof to the Administrative Agent and its counsel (together with a confirmation of such filing) any applicable Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement;
(C)execute and deliver any Account Control Agreements (or amendments or supplements to any existing Account Control Agreements) required by Section 5.11;

Confidential portions of this document have been redacted and filed separately with the Commission.

(D)authorize and deliver, at the request of the Administrative Agent, such UCC financing statements or similar instruments reasonably required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents; and
(E)deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches, title insurance policies, surveys, environmental reports and legal opinions) and to take all such other actions as such Domestic Subsidiary would have been required to deliver and take pursuant to Section 3.1 if such Domestic Subsidiary had been a Loan Party on the Restatement Date; and
(ii)cause the applicable Loan Party to:
(A)pledge all of the Capital Stock of such Domestic Subsidiary to the Administrative Agent as security for the Obligations by executing and delivering a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent; and
(B)deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.
(b)In the event that, subsequent to the Restatement Date, any Person becomes a Foreign Subsidiary which is a Material Subsidiary owned directly by any Loan Party, whether pursuant to formation, acquisition or otherwise, (x) Parent shall promptly notify the Administrative Agent and the Lenders thereof and (y) within 60 days (or such longer period as the Administrative Agent shall permit in writing in its sole discretion) after such Person becomes a Foreign Subsidiary, Parent and the Borrower shall, or shall cause the applicable Loan Party to:
(i)pledge all of the Capital Stock of such Foreign Subsidiary (or, if the pledge of all of the voting Capital Stock of such Foreign Subsidiary would result in materially adverse tax consequences, then such pledge shall be limited to the lesser of (A) 100% of the issued and outstanding voting and non-voting Capital Stock of such Foreign Subsidiary owned by such Loan Party and (B) 66% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of such Foreign Subsidiary, as applicable) to the Administrative Agent as security for the Obligations pursuant to a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent;
(ii)deliver the original certificates evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank; and
(iii)deliver all such other documentation (including, without limitation, certified organizational documents, resolutions, lien searches and legal opinions) and to take all such other actions as the Administrative Agent may reasonably request.
(c)With respect to any Collateral acquired at any time after the Restatement Date by any Loan Party (other than any property described in paragraphs (a) or (b) above), each of Parent and the Borrower agrees that, within 30 days (or such longer period as the Administrative Agent shall permit in writing in its sole discretion), it shall cause the applicable Loan Party to take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral, including, without limitation, the following:
(i)execute, file with the United States Patent and Trademark Office and the United States Copyright Office (as applicable), and deliver a copy thereof to the Administrative Agent and its counsel (together with a confirmation of such filing) any applicable Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement; and
(ii)execute and deliver any Account Control Agreements (or amendments or supplements to any existing Account Control Agreements) required by Section 5.11.
(d)Each of Parent and the Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first priority perfected Lien on the property required to be pledged pursuant to this Section (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or possession of such Collateral), free and clear of all Liens other than Liens expressly permitted by Section

Confidential portions of this document have been redacted and filed separately with the Commission.

7.2. All actions to be taken pursuant to this Section shall be at the expense of the Loan Parties, and shall be taken to the reasonable satisfaction of the Administrative Agent.
Section 5.13Leased Locations. To the extent otherwise permitted hereunder, if Parent, the Borrower or any Subsidiary Loan Party proposes to lease any Real Estate that is a headquarters location or is the primary location where material books or records will be stored, it shall first provide to the Administrative Agent a Collateral Access Agreement from the landlord of such leased property; provided, that if the Borrower is unable to deliver such Collateral Access Agreement after using its commercially reasonable efforts to do so, the Administrative Agent shall waive the foregoing requirement.
Section 5.14Further Assurances. Parent and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Parent and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.
ARTICLE VI
FINANCIAL COVENANT
Parent and the Borrower covenant and agree that, so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding, Parent and the Borrower shall not permit the Consolidated Total Net Leverage Ratio as of the end of any Fiscal Quarter to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Consolidated Total Net Leverage Ratio
December 31, 2017, through and including March 31, 2019	4.50 to 1.00
June 30, 2019, through and including September 30, 2020	4.25 to 1.00
December 31, 2020, and thereafter	4.00 to 1.00
provided that the Parent and the Borrower may permit the Consolidated Total Net Leverage Ratio during each of the four Fiscal Quarters ending after the consummation of any Material Acquisition to be 0.50 greater than the otherwise applicable level.
ARTICLE VII

NEGATIVE COVENANTS
Parent and the Borrower covenant and agree that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:
Section 7.1Indebtedness and Disqualified Capital Stock. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness created pursuant to the Loan Documents;
(b)Indebtedness of Parent and its Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;
(c)Indebtedness of Parent or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal

Confidential portions of this document have been redacted and filed separately with the Commission.

or replacement) or shorten the maturity or the weighted average life thereof; provided that, (i) at the time of the incurrence thereof, no Event of Default has occurred and is continuing, (ii) after giving effect to such incurrence, Parent is in compliance with the financial covenant set forth in Article VI, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b), and (iii) the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (c) does not exceed the greater of (A) $6,500,000 and (B) 5% of Consolidated EBITDA for the most recently ended four Fiscal Quarter period for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b);
(d)Indebtedness of Parent owing to any Subsidiary of Parent and of any Subsidiary of Parent owing to Parent or any other Subsidiary of Parent; provided that any such Indebtedness that is owed by a Subsidiary of Parent that is not a Subsidiary Loan Party shall be subject to Section 7.4;
(e)Guarantees by Parent of Indebtedness of any Subsidiary of Parent and by any Subsidiary of Parent of Indebtedness of Parent or any other Subsidiary of Parent; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary of Parent that is not a Subsidiary Loan Party shall be subject to Section 7.4;
(f)Indebtedness of any Person which becomes a Subsidiary of Parent after the date of this Agreement; provided that (i) such Indebtedness exists at the time that such Person becomes a Subsidiary of Parent and is not created in contemplation of or in connection with such Person becoming a Subsidiary of Parent and (ii) the aggregate outstanding principal amount of such Indebtedness permitted under this clause (f) shall not exceed the greater of (A) $6,500,000 and (B) 5% of Consolidated EBITDA for the most recently ended four Fiscal Quarter period for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b).
(g)Hedging Obligations permitted by Section 7.10;
(h)Indebtedness consisting of the financing of insurance premiums incurred in the ordinary course of business;
(i)Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;
(j)(i) earnout obligations or similar deferred or contingent purchase price obligations constituting Indebtedness or (ii) Indebtedness consisting of any indemnification obligation arising in connection with any investment by Parent or any of its Subsidiaries;
(k)Indebtedness arising under any bid, performance or surety bond (including any consumer protection bond or any performance bond posted in respect of contested tax assessments), completion bond or similar obligation, in each case incurred in the ordinary course of business and not supporting Indebtedness;
(l)overdrafts of such Subsidiary (or Parent) incurred in the ordinary course of business;
(m)all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses of this Section;
(n)Indebtedness consisting of promissory notes issued to current or former officers, directors and employees of Parent or any of its Subsidiaries, their respective estates, spouses or former spouses issued in exchange for the purchase or redemption by Parent or such Subsidiary of its Equity Interests (other than Disqualified Capital Stock); provided that (i) the aggregate principal amount of such Indebtedness permitted by this clause (n) shall not exceed $1,000,000 at any time outstanding and (ii) any Restricted Payments made in connection with such Indebtedness are permitted under Section 7.5;
(o)other unsecured Indebtedness of Parent and its Subsidiaries so long as, at the time of the incurrence thereof, (i) no Default or Event of Default has occurred and is continuing (or, in connection with a Limited Condition Transaction, no Event of Default under Sections 8.1(h) or 8.1(i) has occurred and is continuing) and (ii) after giving effect to such incurrence, Parent is in compliance with the financial covenant forth in Article VI, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b); provided, that, in connection with any Indebtedness incurred to finance a Limited Condition Transaction, the date of determination of whether the condition in this clause (o) have been satisfied shall, at the option of the Borrower, be the LCT Test Date for such Limited Condition Transaction;

Confidential portions of this document have been redacted and filed separately with the Commission.

(p)Indebtedness to current and former employees of Parent or any of its Subsidiaries incurred in the ordinary course of business or existing on the Restatement Date arising from (A) deferred compensation, severance obligations or similar obligations or (B) health and welfare retirement benefits or similar obligations;
(q)Indebtedness representing installment insurance premiums of Parent or any of its Subsidiaries owing to insurance companies in the ordinary course of business;
(r)Indebtedness which represents a refinancing or renewal of any of the Indebtedness permitted under Section 7.01(c), 7.01(d), 7.01(e), 7.01(f), 7.01(n), and 7.01(o); provided that (i) any such refinancing Indebtedness is in an aggregate principal amount (or aggregate amount, as applicable) not greater than the aggregate principal amount (or aggregate amount, as applicable) of the Indebtedness being renewed or refinanced, plus the amount of any reasonable premiums required to be paid thereon and reasonable fees and expenses associated therewith, (ii) such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life to maturity than the Indebtedness being renewed or refinanced, and (iii) the covenants, events of default, subordination (including lien subordination) and other terms, conditions and provisions thereof (including any guarantees thereof or security documents in respect thereof) shall be, in the aggregate, no less favorable to Parent and its Subsidiaries than those contained in the Indebtedness being renewed or refinanced;
(s)other Indebtedness in an aggregate outstanding principal amount not to exceed $5,000,000 at any time; and
(t)Indebtedness incurred in connection with the Permitted Specified Real Estate Finance Transaction.
Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, issue or permit to exist any Disqualified Capital Stock of any such Person. For the avoidance of doubt, (x) if any item meets the criteria set forth in more than one of clauses (b) through (t) of this Section 7.1 then the Borrower may classify or reclassify such item in any manner that complies with this Section 7.1 and such item shall be treated as having been permitted pursuant to only one of the clauses of this Section 7.1 and (y) any item meeting the criteria set forth in more than one of clauses (b) through (t) of this Section 7.1 may be divided and classified among more than one of the clauses of this Section 7.1.
Section 7.2Liens. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:
(a)Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Section 2.21 and Section 8.2;
(b)Permitted Encumbrances;
(c)Liens on any property or asset of Parent or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of Parent or any Subsidiary of Parent;
(d)purchase money Liens upon or in any fixed or capital assets of Parent or any of its Subsidiaries to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within 180 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)any Lien (x) existing on any asset of any Person at the time such Person becomes a Subsidiary of Parent, (y) existing on any asset of any Person at the time such Person is merged with or into Parent or any of its Subsidiaries, or (z) existing on any asset prior to the acquisition thereof by Parent or any of its Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

Confidential portions of this document have been redacted and filed separately with the Commission.

(f)extensions, renewals, or replacements of any Lien referred to in subsections (b) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;
(g)licenses, sublicenses, leases or subleases (other than any Capital Lease Obligations) that do not interfere in any material respect with the business of Parent or any Subsidiary;
(h)any interest or title of a lessor or sublessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases permitted hereunder (other than any Capital Lease Obligations or Sale/Leaseback Transaction);
(i)normal and customary rights of setoff upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers liens, rights of setoff or similar rights in favor of banks or other depository institutions and not securing any Indebtedness;
(j)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;
(k)Liens solely on any cash earnest money deposits made by Parent or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any acquisition or other investment by Parent or any Subsidiary;
(l)Liens arising from precautionary Uniform Commercial Code financing statement filings not relating to Indebtedness;
(m)deposits to secure the performance of bids, performance or surety bonds (including consumer protection bonds or performance bonds posted in respect of contested tax assessments), completion bonds or similar obligation, in each case incurred in the ordinary course of business and not supporting Indebtedness for borrowed money;
(n)other Liens securing obligations in an aggregate outstanding principal amount not to exceed $5,000,000 at any time; and
(o)Liens to secure Indebtedness incurred in connection with the Permitted Specified Real Estate Finance Transaction.
Section 7.3Fundamental Changes.
(a)Parent and the Borrower will not, and will not permit any of their respective Material Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of their respective Material Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing:
(i)Parent may merge with a Person if Parent is the surviving Person,
(ii)the Borrower or any Subsidiary of the Borrower may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person,
(iii)any Subsidiary of the Borrower may merge into another Subsidiary of the Borrower; provided that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person,
(iv)any Subsidiary of the Borrower may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and
(v)any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower; provided, that any Subsidiary Loan Party shall liquidate or dissolve into the Borrower or another Subsidiary Loan Party;

Confidential portions of this document have been redacted and filed separately with the Commission.

provided, further, that any such merger under this Section 7.3(a) involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4(d).
(b)Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, engage in any business other than businesses of the type conducted by Parent, the Borrower and their respective Subsidiaries on the date hereof and businesses reasonably incidental or related thereto.

Section 7.4Investments, Loans. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:
(a)Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);
(b)Permitted Investments;
(c)Guarantees by Parent and its Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries of Parent that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section;
(d)Investments (other than Acquisitions) made by Parent, the Borrower or any Subsidiary Loan Party in or to any Subsidiary and by any Subsidiary to the Borrower or in or to another Subsidiary; provided that, with respect to any Investment in any Subsidiary that is not a Loan Party, (i) no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom and (ii) the aggregate amount of Investments by the Loan Parties in or to any Subsidiary that is not a Loan Party (including all such Investments existing on the Restatement Date) shall not exceed $30,000,000 at any time outstanding;
(e)loans or advances to employees, officers or directors of Parent or any of its Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $500,000 at any time outstanding;
(f)Hedging Transactions permitted by Section 7.10;
(g)Permitted Acquisitions;
(h)Investments (other than Acquisitions and Investments described in clause (d) of this Section 7.4) by Parent or any of its Subsidiaries which in the aggregate do not exceed $25,000,000 at any time outstanding; provided, that no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom;
(i)any transactions deemed to be Investments arising in connection with any dissolution or reorganization of any Subsidiary permitted under Section 7.3, so long as no cash or other tangible property is invested in such Subsidiary;
(j)Investments consisting of the acquisition of property in the ordinary course of business (other than Acquisitions);
(k)Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(l)Investments (other than Acquisitions and Investments described in clause (d) of this Section 7.4) and made in accordance with any written investment policy of Parent approved by the board of directors of Parent prior to the Restatement Date, with such changes thereto as adopted in good faith by the board of directors of Parent from time to time after the Restatement Date (so long as any such changes to the types of investments permitted pursuant to the policy are generally consistent with the types of investments set forth in the written investment policy delivered to the Administrative Agent and the Lenders on the Restatement Date);

Confidential portions of this document have been redacted and filed separately with the Commission.

(m)nominal capital contributions made in connection with and in furtherance of the formation of any new Subsidiaries as permitted hereunder;
(n)Investments consisting of accounts receivable owing to any of Parent, the Borrower, or such Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;
(o)contributions to the LendingTree Foundation in an aggregate amount not to exceed $25,000,000 at any time outstanding; provided, that no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom;
(p)other Investments (other than Acquisitions and Investments described in clause (d) of this Section 7.4) by Parent or any of its Subsidiaries which in the aggregate so long as (i) no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom, and (ii) after giving effect to such Investment, the Consolidated Total Net Leverage Ratio is less than or equal to 3.00 to 1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b); and
(q)the purchase of the Permitted Bond Hedge Transaction by the Parent and the performance of its obligations thereunder.
Parent will not create, form, purchase, acquire, or otherwise suffer to exist any direct Subsidiary other than the Borrower.
For purposes of determining the amount of any Investment outstanding for purposes of this Section 7.4, such amount shall be deemed to be the cost of such Investment when made, purchased or acquired, net of any amount representing return of (but not return on) such Investment and without regard to any forgiveness of Indebtedness. For the avoidance of doubt, (x) if any Investment meets the criteria set forth in more than one of clauses (a) through (q) of this Section 7.4 then the Borrower may classify or reclassify such Investment in any manner that complies with this Section 7.4 and such Investment shall be treated as having been permitted pursuant to only one of the clauses of this Section 7.4 and (y) any Investment meeting the criteria set forth in more than one of clauses (a) through (q) of this Section 7.4 may be divided and classified among more than one of the clauses of this Section 7.4.
Section 7.5Restricted Payments. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)dividends payable by Parent solely in interests of any class of its common equity;
(b)Restricted Payments made by any Subsidiary to Parent or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by Parent and other wholly owned Subsidiaries of Parent;
(c)Restricted Payments made pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Parent and the Subsidiaries;
(d)Permitted Tax Distributions;
(e)Restricted Payments from the Borrower to Parent solely for the purpose of the payment by Parent of principal and interest on Indebtedness of Parent (to the extent such Indebtedness and such payments are permitted hereunder) so long as (i) no Default or Event of Default has occurred and is continuing and (ii) the aggregate amount of such Restricted Payments does not exceed $500,000 per Fiscal Year;
(f)other Restricted Payments made by Parent or any Subsidiary of Parent so long as (i) the aggregate amount of Restricted Payments made pursuant to this clause (f) since January 1, 2017, does not exceed the sum of (A) $75,000,000, plus (B) 50% of cumulative Excess Cash Flow for the period commencing on January 1, 2017, and ending on the first day of the most recent Fiscal Year beginning before such Restricted Payment is made, plus (C) the Specified Cash Contribution Amount, plus (D) additional amounts so long as the Consolidated Total Net Leverage Ratio is less than or equal to 2.50 to 1.00, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b), (ii) no Default or Event of Default shall have occurred and be continuing at the time such Restricted Payment is made, and (iii) after giving effect to such Restricted Payment, the Loan Parties shall have Liquidity of at least $20,000,000;

Confidential portions of this document have been redacted and filed separately with the Commission.

(g)the Parent may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, the Specified Convertible Indebtedness (including, without limitation, making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof);
(h)the Parent may pay the premium in respect of, and otherwise perform its obligations under, the Permitted Bond Hedge Transaction; and
(i)the Parent may make any payments and/or deliveries required by the terms of, and otherwise perform its obligations under, the Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).
Section 7.6Sale of Assets. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of their assets, business or property or, in the case of any Subsidiary, any shares of such Subsidiary’s Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than Parent, the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:
(a)the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;
(b)the sale of equipment and inventory and Permitted Investments in the ordinary course of business;
(c)sales, transfers and other dispositions (i) to a Loan Party or (ii) among any Subsidiaries that are not Loan Parties;
(d)licenses, sublicenses, leases and subleases that do not interfere in any material respect with the business of Parent or any Subsidiary;
(e)sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;
(f)any disposition of property as a result of a casualty event;
(g)any disposition permitted under Sections 7.1, 7.4, 7.5 or 7.7 and any Liens permitted under Section 7.2;
(h)any disposition permitted under Section 7.3, including, without limitation, (A) any exchange of assets between Subsidiaries of the Borrower entered into as a result of any such disposition and (B) any merger, consolidation, disposition, liquidation, or dissolution by any Subsidiary of Parent which is not a Material Subsidiary;
(i)the sale or other disposition of assets so long as, at the time of such disposition, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) after giving effect to such disposition, Parent and its Subsidiaries are in compliance with the financial covenant set forth in Article VI, calculated on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b); or
(j)the unwinding or termination of the Permitted Bond Hedge Transaction by the Parent and the performance of its obligations thereunder.
Section 7.7Transactions with Affiliates. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except:
(a)in the ordinary course of business at prices and on terms and conditions not less favorable to Parent, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(b)transactions between or among one or more of Parent, the Borrower and the Subsidiary Loan Parties not involving any other Affiliates;
(c)any Restricted Payment permitted by Section 7.5;

Confidential portions of this document have been redacted and filed separately with the Commission.

(d)transactions between or among Parent or the Borrower and any of their Affiliates existing on the date hereof and set forth on Schedule 7.5;
(e)reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements entered into in the ordinary course of business, in each case approved by the board of directors of Parent or any of its Subsidiaries;
(f)reasonable and documented expense reimbursements for out-of-pocket expenses incurred by officers, managers and directors of Parent or any of its Subsidiaries in connection with their services provided to Parent or such Subsidiary;
(g)employment agreements entered into by Parent or any of its Subsidiary in the ordinary course of business;
(h)any transactions permitted by Section 7.3(a);
(i)any Investments permitted by Sections 7.4(c), (d), (e), (i), or (o); and
(j)any disposition of assets permitted by Section 7.6(h).
Section 7.8Restrictive Agreements. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any of Parent’ Subsidiaries to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to Parent or any other Subsidiary thereof, to Guarantee Indebtedness of Parent or any other Subsidiary thereof or to transfer any of its property or assets to Parent or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) clause (a) shall not, in the case of any non-wholly owned Subsidiary, apply to customary provisions in such Subsidiary’s organization documents that restrict the transfer of such Subsidiary’s Equity Interests, and (vi) clause (a) shall not apply to restrictions on cash deposits permitted hereunder and which are imposed by Parent’ or its Subsidiaries’ suppliers, service providers and landlords.
Section 7.9Sale and Leaseback Transactions. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby they shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that they intend to use for substantially the same purpose or purposes as the property sold or transferred (each such transaction, a “Sale/Leaseback Transaction”).
Section 7.10Hedging Transactions. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any Hedging Transaction, other than (x) Hedging Transactions entered into by Parent or any of its Subsidiaries in the ordinary course of business to hedge or mitigate risks to which Parent or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities, (y) the Permitted Bond Hedge Transaction or (z) the Permitted Warrant Transaction. Solely for the avoidance of doubt, Parent and the Borrower acknowledge that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which Parent or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.
Section 7.11Amendment to Organizational Documents. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, amend, modify or waive any of their respective rights under its certificate of incorporation, articles of organization, bylaws, limited liability company agreement, or other organizational documents in any manner materially adverse to the Secured Parties or the Parent, the Borrower, or their respective Subsidiaries.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 7.12Accounting Changes. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Parent or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Parent.
Section 7.13Sanctions and Anti-Corruption Laws. Parent and the Borrower will not, and will not permit any of their respective Subsidiaries to, request any Loan or Letter of Credit or, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Sole Arranger, the Administrative Agent, any Lender (including a Swingline Lender), the Issuing Bank, underwriter, advisor, investor or otherwise), or (iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)Parent or the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(b)Parent or the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or
(c)any representation or warranty made or deemed made by or on behalf of Parent or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or
(d)Parent or the Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.1, 5.2, 5.3 (with respect to the Borrower’s legal existence), 5.9 (with respect to the use of proceeds of the Loans), or Article VI or VII; or
(e)any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for 30 days after the earlier of (i) any officer of Parent or the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to Parent or the Borrower by the Administrative Agent or any Lender; or
(f)[Intentionally Omitted.]
(g)(i) Parent or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness (other than (x) any event that permits holders

Confidential portions of this document have been redacted and filed separately with the Commission.

of the Specified Convertible Indebtedness to convert such Indebtedness or (y) the conversion of the Specified Convertible Indebtedness, in either case, into common stock of the Parent (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent), cash or a combination thereof); or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof (other than (x) any event that permits holders of the Specified Convertible Indebtedness to convert such Indebtedness or (y) the conversion of the Specified Convertible Indebtedness, in either case, into common stock of the Parent (or other securities or property following a merger event, reclassification or other change of the common stock of the Parent), cash or a combination thereof) or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedge Transaction) resulting from (A) any event of default under such Hedging Transaction as to which Parent or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by Parent or such Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which Parent or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by Parent or such Subsidiary as a result thereof is greater than the Threshold Amount and is not paid; or
(h)Parent or any of its Material Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Parent or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Parent or any of its Material Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Parent or any of its Material Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(j)Parent or any of its Material Subsidiaries shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
(k)(i) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) which would reasonably be expected to result in a Material Adverse Effect, or (iii) there is or arises any potential Withdrawal Liability which would reasonably be expected to result in a Material Adverse Effect; or
(l)any judgment or order for the payment of money in excess of the Threshold Amount in the aggregate (to the extent not paid or covered by insurance as to which the applicable insurance company is solvent and has not disputed coverage) shall be rendered against Parent or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(m)any non-monetary judgment or order shall be rendered against Parent or any of its Subsidiaries that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(n)a Change in Control shall occur or exist; or
(o)any provision of the Guaranty and Security Agreement, any other Collateral Document or any other material Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan

Confidential portions of this document have been redacted and filed separately with the Commission.

Party, or any Loan Party shall so state in writing, or any Loan Party shall seek to terminate its obligation under the Guaranty and Security Agreement, any other Collateral Document or any other material Loan Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or
(p)any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Collateral Documents;
then, and in every such event (other than an event with respect to Parent or the Borrower described in subsection (h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Parent and the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations (other than (A) Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider and (B) Bank Product Obligations) shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Parent and the Borrower.
Section 8.2Application of Proceeds from Collateral. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:
(a)first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
(b)second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(c)third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(d)fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
(e)fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Hedge Termination Value of the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Hedge Termination Value of such Hedging Obligations;
(f)sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and
(g)seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.
All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Confidential portions of this document have been redacted and filed separately with the Commission.

Notwithstanding the foregoing, (a) no amount received from any Guarantor (including any proceeds of any sale of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (b) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1Appointment of the Administrative Agent.
(a)Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(b)The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
(c)It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.2Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appelable judgment that the Administrative Agent

Confidential portions of this document have been redacted and filed separately with the Commission.

acted with gross negligence or willful misconduct in the selection of such sub-agents. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by Parent or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for Parent and the Borrower) concerning all matters pertaining to such duties.
Section 9.3Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 9.4Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
Section 9.5Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for Parent and the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
Section 9.6The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Revolving Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Parent, the Borrower or any Subsidiary or Affiliate of the Borrower or Parent as if it were not the Administrative Agent hereunder.
Section 9.7Successor Administrative Agent.
(a)The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States.
(b)Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall there-upon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been

Confidential portions of this document have been redacted and filed separately with the Commission.

appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(c)In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.26(b), then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Atlanta, Georgia time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
Section 9.8Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
Section 9.9The Administrative Agent May File Proofs of Claim.
(a)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents, and any subordination agreements or intercreditor agreements) other than this Agreement.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 9.11Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the termination of all Revolving Commitments, the Cash Collateralization of all reimbursement obligations with respect to Letters of Credit in an amount equal to 105% of the aggregate LC Exposure of all Lenders, and the payment in full of all Obligations (other than contingent indemnification obligations and such Cash Collateralized reimbursement obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2;
(b)to release any Loan Party from its obligations under the applicable Collateral Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(c)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.2(d).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.
Section 9.12Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, Parent, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.
Section 9.13Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.
Section 9.14Syndication Agent. Each Lender hereby designates each of Bank of America, N.A., Royal Bank of Canada, Fifth Third Bank, and Regions Bank as a Syndication Agent and agrees that no Syndication Agent shall have any duties or obligations under any Loan Documents to any Lender or any Loan Party.
ARTICLE X

MISCELLANEOUS

Section 10.1Notices.
(a)Written Notices.

Confidential portions of this document have been redacted and filed separately with the Commission.

(i)All notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

To any Loan Party:	LendingTree, LLC
11115 Rushmore Drive
Charlotte, North Carolina 28277
Attention: Chief Financial Officer
Telecopy Number: (704) 541-1824
E-mail: JD.Moriarty@lendingtree.com
and
LendingTree, LLC
11115 Rushmore Drive
Charlotte, North Carolina 28277
Attention: General Counsel
Telecopy Number: (704) 541-1824
E-mail: Katharine.Pierce@lendingtree.com
With a copy to (for

Information purposes only):	Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope St., 43rd Floor
Los Angeles, California 90071
Attention: Brent E. Horstman
Telecopy Number: (213) 443-2722
E-mail: bhorstman@sheppardmullin.com
To the Administrative
Agent:                SunTrust Bank
3333 Peachtree Road, N.E.
7th Floor
Atlanta, Georgia 30326
Attention: Cynthia Burton
Telecopy Number: (404) 926-5173
E-mail: Cynthia.Burton@SunTrust.com
With a copy to (for
Information purposes only):    SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Manager
Telecopy Number: (404) 495-2170
E-mail: Agency.Services@SunTrust.com

and
Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309
Attention: Aldo L. LaFiandra
Telecopy Number: (404) 581-8330
E-mail: alafiandra@jonesday.com

Confidential portions of this document have been redacted and filed separately with the Commission.

To the Issuing Bank:        SunTrust Bank
245 Peachtree Center Avenue, 17th Floor
Mail Code 3707
Atlanta, Georgia 30303
Attention: Standby Letter of Credit Dept.
Telephone Number: 800-951-7847
E-mail: LCandTradeServices@SunTrust.com
To the Swingline Lender:        SunTrust Bank
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Manager
Telecopy Number: (404) 495-2170
E-mail: Agency.Services@SunTrust.com
To any other Lender:        the address set forth in the Administrative Questionnaire or the
Assignment and Assumption executed by such Lender
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery or, if sent by electronic mail, as described in clause (b) below; provided that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section.
(ii)Any agreement of the Administrative Agent, the Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Parent and the Borrower. The Administrative Agent, the Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Parent or the Borrower to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to Parent, the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.
(b)Electronic Communications.
(i)Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication. The Administrative Agent, Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or

Confidential portions of this document have been redacted and filed separately with the Commission.

communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(iii)Each of the Parent and Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system.
(iv)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided, however, that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
Section 10.2Waiver; Amendments.
(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between Parent and/or the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by Parent and/or the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)No amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by Parent and/or the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Parent, the Borrower and the Required Lenders, or Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:
(i)increase the Commitment of any Lender without the written consent of such Lender;

Confidential portions of this document have been redacted and filed separately with the Commission.

(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby (except that any amendment or modification of defined terms used in the financial covenant set forth in Article VI or waiver of post-default rates of interest shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii));
(iii)postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute a postponement, waiver, extension or increase of any Loan or Commitment hereunder);
(iv)change Section 8.2 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender;
(v)change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;
(vi)change any of the provisions of this subsection (b) or the definition of “Required Lenders” or “Required Revolving Lenders” any other provision hereof specifying the number or percentage of Lenders which are re-quired to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender directly affected thereby;
(vii)release or limit the liability of all or substantially all of the guarantors under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; or
(viii)release all or substantially all of the Collateral securing any of the Obligations, without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person.
Notwithstanding anything to the contrary herein, (A) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender), (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects any Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, (C) subject to Section 2.25, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Parent, the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement, (D) the Administrative Agent may, with the consent of Parent and the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment, and (E) the conditions of Section 3.2 hereof with respect to the Revolving Loans and Letters of Credit shall not be deemed satisfied by virtue of any waiver of an existing Default or Event of Default unless such waiver shall be consented to by Required Revolving Lenders.
Section 10.3Expenses; Indemnification.
(a)The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation, administration and enforcement of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable and documented fees, charges and disbursements of counsel for the

Confidential portions of this document have been redacted and filed separately with the Commission.

Administrative Agent and its Affiliates, (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) not in limitation of the obligations under clauses (i) and (ii) above, all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of outside counsel and consultants) incurred by the Administrative Agent, the Sole Arranger, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the fees, charges and disbursements of outside counsel paid under this clause (iii) shall be limited to the reasonable and documented fees, charges and disbursements of one outside counsel to the Administrative Agent and one outside counsel to the Lenders, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional outside counsel to all affected persons taken as a whole, and, if necessary, of one local outside counsel to the Administrative Agent and one local outside counsel to the Lenders, taken as a whole, in any relevant material jurisdiction to the Administrative Agent and Lenders and, solely in the case of an actual or perceived conflict of interest, one additional outside local counsel to all affected persons, taken as a whole.
(b)The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Sole Arranger, each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Parent, the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s funding obligations hereunder or (z) a proceeding brought by an Indemnitee against another Indemnitee (other than a proceeding brought by an Indemnitee against the Administrative Agent, the Issuing Bank, the Swingline Lender, or any other agent, in each case in its capacity as Administrative Agent, Issuing Bank, Swingline Lender, or other agent, as applicable). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(c)The Borrower shall pay, and hold the Administrative Agent, the Issuing Bank and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save the Administrative Agent, the Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.
(d)To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under subsection (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) and Loans determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

Confidential portions of this document have been redacted and filed separately with the Commission.

(e)To the extent permitted by applicable law, neither Parent nor the Borrower shall assert, and each of Parent and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(f)All amounts due under this Section shall be payable promptly after written demand therefor.
Section 10.4Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Parent nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 and in minimum increments of $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned, except that this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Revolving Lender, an Affiliate of such Revolving Lender or an Approved Fund of such Revolving Lender;

Confidential portions of this document have been redacted and filed separately with the Commission.

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is (x) an assignment of all or any portion of the Revolving Commitment, Revolving Loans, or other Revolving Credit Exposure to a Revolving Lender or an Affiliate of a Revolving Lender (provided that such Affiliate shall be of substantially the same credit quality as the assignor Revolving Lender) or (y) an assignment of all or any portion of the Incremental Term Loans to a Lender, an Affiliate of a Lender, or an Approved Fund of a Lender; and
(C)the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding), and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.
(iv)Assignment and Assumption. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Assumption, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(e).
(v)No Assignment to the certain Persons. No such assignment shall be made to (A) Parent or any of Parent’ Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) so long as no Event of Default is in existence, any Disqualified Institution. Upon the request of any Lender, the Administrative Agent shall provide to such Lender the current list of Disqualified Institutions provided by the Borrower pursuant to the terms of the definitions of “Competitor” and “Disqualified Lender.”
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower.

Confidential portions of this document have been redacted and filed separately with the Commission.

The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrower’s agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.

(c)Any Lender may at any time, without the consent of, or notice to, Parent, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to any Person (other than a natural person, Parent or any of Parent’ Affiliates or Subsidiaries or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the guarantors, or limit the liability of such guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.20(e) and (f) as though it were a Lender.

Confidential portions of this document have been redacted and filed separately with the Commission.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.
Section 10.5Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.
(b)Each of Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Parent, the Borrower or their respective properties in the courts of any jurisdiction.
(c)Each of Parent and the Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.6WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.7Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Parent or the Borrower, any such notice being expressly waived by Parent and the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of Parent and/or the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of Parent and/or the Borrower against

Confidential portions of this document have been redacted and filed separately with the Commission.

any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and the Issuing Bank agrees promptly to notify the Administrative Agent, Parent and the Borrower after any such set-off and any application made by such Lender or the Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and the Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by Parent, the Borrower and any of their respective Subsidiaries to such Lender or the Issuing Bank.

Section 10.8Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9Survival. All covenants, agreements, representations and warranties made by Parent and/or the Borrower herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 10.10Severability. Any provision of this Agreement -or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to Parent or any of its Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by Parent or any of its Subsidiaries, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Parent or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than Parent or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to Parent, the Borrower and their respective obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, (ix)

Confidential portions of this document have been redacted and filed separately with the Commission.

by the Administrative Agent, the Issuing Bank and the Lenders in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of their choice at their own expense, or (x) with the consent of Parent and the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern.

Section 10.12Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 10.13Waiver of Effect of Corporate Seal. Each of Parent and the Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by Parent and the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 10.14Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.15No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Parent, the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between Parent, the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of Parent, the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each of Parent, the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, Parent, and (B) neither the Administrative Agent nor any Lender has any obligation to Parent, the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to Parent, the Borrower, any other Loan Party or any of their respective Affiliates.  To the fullest extent permitted by law, each of Parent, the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.16Joint and Several Obligations. Parent and the Borrower hereby acknowledge and agree that all obligations and liabilities of Parent and the Borrower hereunder shall be joint and several.

Section 10.17Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

Confidential portions of this document have been redacted and filed separately with the Commission.

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Section 10.18Amendment and Restatement.
(a)This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Restatement Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Restatement Date, the credit facilities described in the Existing Credit Agreement, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Restatement Date, reflect the respective Revolving Commitment of the Lenders hereunder.
(b)Each Loan Party acknowledges and agrees that the security interests and Liens (as defined in the Existing Credit Agreement) granted to the Administrative Agent pursuant to the Existing Credit Agreement and the other Collateral Documents (as defined in the Existing Credit Agreement), shall remain outstanding and in full force and effect, without interruption or impairment of any kind, in accordance with the Existing Credit Agreement and shall continue to secure the Obligations.
(c)The Parent and each of its Subsidiaries acknowledge and agree that any causes of action or other rights created in favor of any Lender and its successors in connection with the Existing Credit Agreement or any other Loan Document executed in connection therewith prior to the Restatement Date shall survive the execution and delivery of this Agreement. All indemnification obligations of the Parent and its Subsidiaries arising pursuant to the Existing Credit Agreement shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement.
Section 10.19Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sole Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption

Confidential portions of this document have been redacted and filed separately with the Commission.

for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party thereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sole Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)none of the Administrative Agent, the Sole Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent, the Sole Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)The Administrative Agent and the Sole Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees,

Confidential portions of this document have been redacted and filed separately with the Commission.

utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
(remainder of page left intentionally blank)

Confidential portions of this document have been redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LENDINGTREE, LLC

By:	/s/ J.D. Moriarty
Name: J.D. Moriarty
Title: CFO

LENDINGTREE, INC.

By:	/s/ J.D. Moriarty
Name: J.D. Moriarty
Title: CFO

Confidential portions of this document have been redacted and filed separately with the Commission.

SUNTRUST BANK
as the Administrative Agent, the Issuing Bank, the Swingline Lender and a Lender

By:	/s/ Cynthia W. Burton
Name: Cynthia W. Burton
Title: Director

Confidential portions of this document have been redacted and filed separately with the Commission.

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Charles R. Dickerson
Name: Charles R. Dickerson
Title: Senior Vice President

Confidential portions of this document have been redacted and filed separately with the Commission.

ROYAL BANK OF CANADA
as a Lender

By:	/s/ J. Christian Gutierrez
Name: J. Christian Gutierrez
Title: Authorized Signatory

Confidential portions of this document have been redacted and filed separately with the Commission.

FIFTH THIRD BANK
as a Lender

By:	/s/ Jodie R. Ayres
Name: Jodie R. Ayres
Title: Vice President

Confidential portions of this document have been redacted and filed separately with the Commission.

REGIONS BANK
as a Lender

By:	/s/ Jason Douglas
Name: Jason Douglas
Title: Director

Confidential portions of this document have been redacted and filed separately with the Commission.

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Justin Burton
Name: Justin Burton
Title: Vice President

Confidential portions of this document have been redacted and filed separately with the Commission.

GOLDMAN SACHS BANK USA
as a Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

Confidential portions of this document have been redacted and filed separately with the Commission.

IMPORTANT NOTE TO INVESTORS: (1) the representations and warranties contained in the agreement were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts; (2) the agreement may have different standards of materiality than standards of materiality under applicable securities laws; (3) the representations are qualified by a confidential disclosure schedule that contains some nonpublic information that is not material under applicable securities laws; (4) facts may have changed since the date of the agreement; and (5) only parties to the agreement and specified third-party beneficiaries have a right to enforce the agreement.

SCHEDULE I
Applicable Margin and Applicable Percentage

Pricing Level	Consolidated Total Net Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans	Applicable Percentage for Commitment Fee
I	Greater than 3.50 to 1.00	2.00%	1.00%	0.45%
II	Greater than to 2.50 to 1.00 but less than or equal 3.50 to 1.00	1.75%	0.75%	0.35%
III	Greater than 1.50 to 1.00 but less than or equal to 2.50 to 1.00	1.50%	0.50%	0.30%
IV	Less than or equal to 1.50 to 1.00	1.25%	0.25%	0.25%

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE II
Commitment Amounts

Lender	Revolving Commitment Amount
SunTrust Bank	$[***]
Bank of America, N.A.	$[***]
Royal Bank of Canada	$[***]
Fifth Third Bank	$[***]
Regions Bank	$[***]
JPMorgan Chase Bank, N.A.	$[***]
Goldman Sachs Bank USA	$[***]
Total	$250,000,000

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 1.1(A)
Immaterial Subsidiaries

1.HLC Escrow, Inc., a California corporation
2.    LT Real Estate, Inc., a Delaware corporation
3.    Rexford Office Holdings, LLC, a Delaware limited liability company
4.    Home Loan Center, Inc., a California corporation
5.    LT India Holding Company, LLC, a Delaware limited liability company
6.    DegreeTree, Inc., a Delaware corporation
7.    Tree.com BU Holding Company, Inc., a Delaware corporation

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 1.1(B)
Subsidiary Loan Parties

1.    LendingTree, LLC, a Delaware limited liability company
2.    Iron Horse Holdings, LLC, a Delaware limited liability company

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 4.5
Environmental Matters

None.

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 4.14
Subsidiaries

Owner	Name of Subsidiary	Jurisdiction and Type of Entity	Ownership Interest	Loan Party (yes or no)
LendingTree, Inc.	LendingTree, LLC	Delaware limited liability company	100%	Yes
LendingTree, LLC	DegreeTree, Inc.	Delaware corporation	100%	No
LendingTree, LLC	Tree.com BU Holding Company, Inc.	Delaware corporation	100%	No
LendingTree, LLC	Iron Horse Holdings, LLC	Delaware limited liability company	100%	Yes
LendingTree, LLC	Home Loan Center, Inc.	California corporation	100%	No
Home Loan Center, Inc.	HLC Escrow, Inc.	California corporation	100%	No
LendingTree, LLC	LT Real Estate, Inc.	Delaware corporation	100%	No
LendingTree, LLC	LT India Holding Company, LLC	Delaware limited liability company	100%	No
LendingTree, LLC	Rexford Office Holdings, LLC	Delaware limited liability company	100%	No

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 4.16
Deposit and Disbursement Accounts

Name and Address of Depository Institution	Account Number	Type of Account	Owner
Bank of America, Dallas, TX Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Checking	LendingTree, LLC
Bank of America, Atlanta, GA Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Checking	LendingTree, LLC
Bank of America, Dallas, TX Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Lockbox	LendingTree, LLC
Bank of America, Dallas, TX Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Checking	LendingTree, LLC
Bank of America, Dallas, TX Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Demand Deposit	LendingTree, LLC
Bank of America, Dallas, TX Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Checking	Iron Horse Holdings, LLC
Bank of America, Dallas, TX Scott McGeein, Bank of America NC1-028-13-05 150 North College Street Charlotte, NC 28255 980-386-1125	[***]	Lockbox	Iron Horse Holdings, LLC
JPMorgan Chase, San Antonio, TX Matt Tugwell, JPMorgan Chase & Co. 6000 Fairview Road, Suite 1233 Charlotte, NC 28210 704-544-4271	[***]	Checking	LendingTree, LLC
JPMorgan Chase, San Antonio, TX Matt Tugwell, JPMorgan Chase & Co. 6000 Fairview Road, Suite 1233 Charlotte, NC 28210 704-544-4271	[***]	Checking	LendingTree, LLC
HSBC Bank USA, NA, NY, NY Linda J. Kelly, HSBC Bank 168 Centre Street, 2nd Floor New York, NY 10003 646-344-8259	[***]	Checking	LendingTree, LLC

Confidential portions of this document have been redacted and filed separately with the Commission.

Fifth Third Bank 5050 Kingsley Drive MD 1MOB2D Cincinnati, OH 45263	[***]	Escrow	LendingTree, LLC
ServisFirst Bank P.O. Box 1508 Birmingham, AL 35201-1508	[***]	Escrow	LendingTree, LLC
Fifth Third Bank 5050 Kingsley Drive MD 1MOB2D Cincinnati, OH 45263	[***]	Escrow	LendingTree, LLC
Fifth Third Bank 5050 Kingsley Drive MD 1MOB2D Cincinnati, OH 45263	[***]	Escrow	LendingTree, LLC

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 7.1
Existing Indebtedness
None.

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 7.2
Existing Liens
None.

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 7.4
Existing Investments
Securities Accounts

Name and Address of Securities Intermediary:	Merrill Lynch, Pierce, Fenner & Smith, Inc., Lakewood, NJ
Account Number:	[***]

Name and Address of Securities Intermediary:	Goldman Sachs & Co. LLC
Account Number:	[***]

Name and Address of Securities Intermediary:	Citigroup Inc.
Account Number:	[***]

Securities

Name and Address of Securities Issuer:	LendingTree, Inc. owns 100% of the membership interests of LendingTree, LLC.
Type of Equity Interest Evidenced by Such Securities:	Membership Interests
Certificated or Uncertificated:	Uncertificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	n/a

Name and Address of Securities Issuer:	LendingTree, LLC owns 100% of the outstanding equity of Rexford Office Holdings, LLC.
Type of Equity Interest Evidenced by Such Securities:	Membership Interest
Certificated or Uncertificated:	uncertificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	n/a

Name and Address of Securities Issuer:	[***]
Type of Equity Interest Evidenced by Such Securities:	Common Stock
Certificated or Uncertificated:	Certificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	Certificate No. P-1: 1,800 shares of Preferred Stock Certificate No. A-1: 950 shares of Class A Common Stock

Confidential portions of this document have been redacted and filed separately with the Commission.

Name and Address of Securities Issuer:	Home Loan Center, Inc. owns all of the outstanding equity of HLC Escrow, Inc.
Type of Equity Interest Evidenced by Such Securities:	Common Stock
Certificated or Uncertificated:	Certificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	Certificate No. 1: 10,000 shares of Common Stock

Name and Address of Securities Issuer:	LendingTree, LLC owns 100% of the outstanding equity of Iron Horse Holdings, LLC.
Type of Equity Interest Evidenced by Such Securities:	Membership Interest
Certificated or Uncertificated:	Uncertificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	n/a

Name and Address of Securities Issuer:	LendingTree, LLC owns 100% of the outstanding equity of LT India Holding Company, LLC.
Type of Equity Interest Evidenced by Such Securities:	Membership Interest
Certificated or Uncertificated:	uncertificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	n/a

Name and Address of Securities Issuer:	LendingTree, LLC owns 100% of the outstanding equity of LT Real Estate, Inc..
Type of Equity Interest Evidenced by Such Securities:	Common Stock
Certificated or Uncertificated:	Certificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	Certificate No. 2: 1,000 shares of Common Stock

Name and Address of Securities Issuer:	LendingTree, LLC owns 100% of the outstanding equity of DegreeTree, Inc..
Type of Equity Interest Evidenced by Such Securities:	Common Stock
Certificated or Uncertificated:	Certificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	Certificate No. A-1: 950 shares of Class A Common Stock Certificate No. P-1: 170 shares of Preferred Stock

Confidential portions of this document have been redacted and filed separately with the Commission.

Name and Address of Securities Issuer:	LendingTree, LLC owns 100% of the outstanding equity of Home Loan Center, Inc.
Type of Equity Interest Evidenced by Such Securities:	Common Stock
Certificated or Uncertificated:	Certificated
If Certificated, Certificate Numbers, and Number of Shares or Other Type of Equity Interest Evidenced by Such Certificates:	Certificate No. 1: 100 shares of Common Stock

Derivatives maintained with Bank of America, N.A. and Royal Bank of Canada in connection with the Permitted Bond Hedge Transaction.

Commodity Accounts – N/A

Name and Address of Commodity Intermediary:
Account Number:

Promissory Notes, Evidences of Indebtedness, and Other Instruments

[***]

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 7.5
Affiliate Transactions
3.    Separation and Distribution Agreement, dated as of August 20, 2008 (the "Spinco Agreement"), by and among IAC/InterActiveCorp, a Delaware corporation ("IAC"), HSN, Inc., a Delaware corporation, Interval Leisure Group, Inc., a Delaware corporation, Ticketmaster, a Delaware, and Parent (formerly known as Tree.com, Inc., a Delaware corporation).
Description: This is the master agreement providing for the separation of assets and liabilities between "new" IAC and the four "Spincos" (including Tree. com, Inc.), and defining liability and indemnification in the event of a breach or unwinding.
4.    Registration Rights Agreement, dated as of August 20, 2008 (the "Registration Rights Agreement"), among Tree.com, Inc. (formerly known as Tree.com, Inc., a Delaware corporation), Liberty Media Corporation ("Liberty Media") and Liberty USA Holdings, LLC ("Liberty USA" and, together with Liberty Media, the "Liberty Parties").
Description: Under the Registration Rights Agreement, the Liberty Parties and their permitted transferees (collectively, the "Holders") are entitled to three demand registration rights (and unlimited piggyback registration rights) in respect of the shares of Parent's common stock received by the Liberty Parties as a result of the Parent's spin-off and other shares of Parent common stock acquired by the Liberty Parties consistent with the Spinco Agreement (collectively, the "Registrable Shares"). The Holders will be permitted to exercise their registration rights in connection with certain hedging transactions that they may enter into in respect of the Registrable Shares.
Parent will be obligated to indemnify the Holders, and each selling Holder will be obligated to indemnify Parent, against specified liabilities in connection with misstatements or omissions in any registration statement.
5.    Spinco Assignment and Assumption Agreement, dated as of August 20, 2008 (the "Spinco Assignment"), among IAC/InterActiveCorp, Tree.com, Inc. (formerly known as Tree.com, Inc., a Delaware corporation), Liberty Media Corporation and Liberty USA Holdings, LLC.
Description: Under the Spinco Assignment, IAC assigned and Parent assumed from IAC all of IAC's rights and obligations under the Spinco Agreement that provide for certain post-spin-off arrangements relating to the Issuer.
6.    Splitco Assignment and Assumption Agreement, dated November 2, 2017 (the “Splitco Assignment”), among General Communication, Inc. (which was renamed GCI Liberty, Inc.), Liberty Interactive Corporation (f/k/a Liberty Media Corporation), Liberty USA Holdings, LLC, Ventures Holdco, LLC, and LendingTree, Inc.
Description: Under the Splitco Assignment, Liberty Interactive Corporation assigned and General Communication, Inc. assumed from Liberty Interactive Corporation all of Liberty Interactive Corporation’s rights and obligations under the Spinco Agreement and the Registration Rights Agreement.

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.    Assignor[s]:        ______________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.	Borrower: LendingTree, LLC, a Delaware limited liability company
(the “Borrower”)

4.	Administrative
Agent:            SunTrust Bank, as the administrative agent under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”)

5.
Credit Agreement:    Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, LendingTree, Inc., a Delaware corporation, each lender from time to time party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent for itself and the Lenders.

6.	Assigned Interest[s]:

Confidential portions of this document have been redacted and filed separately with the Commission.

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]

Confidential portions of this document have been redacted and filed separately with the Commission.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Title:

[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Title:

[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and] Accepted:

SUNTRUST BANK, as Administrative Agent,
Issuing Bank and Swingline Lender

By: _________________________________
Title:

[Consented to:]

LENDINGTREE, LLC, as the Borrower

By

    Name:

    Title:]

Confidential portions of this document have been redacted and filed separately with the Commission.

ANNEX 1

AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF NOVEMBER 21, 2017
BY AND AMONG LENDINGTREE, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
LENDINGTREE, INC., A DELAWARE CORPORATION,
THE SEVERAL BANKS AND OTHER FINANCIAL INSTITUTIONS AND LENDERS FROM TIME TO TIME PARTY THERETO, AND SUNTRUST BANK, AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b)  assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Person attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT B
FORM OF GUARANTY AND SECURITY AGREEMENT
[PLEASE SEE ATTACHED.]

Confidential portions of this document have been redacted and filed separately with the Commission.

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT

dated as of November 21, 2017
made by
LENDINGTREE, LLC
as Borrower,
LENDINGTREE, INC.,
as Parent,
and
THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO
in favor of
SUNTRUST BANK
as Administrative Agent

Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE I	DEFINITIONS 1

Section 1.1	Definitions 1

Section 1.2	Other Definitional Provisions; References 5

ARTICLE II	GUARANTEE 5

Section 2.1	Guarantee 5

Section 2.2	Payments 7

ARTICLE III	GRANT OF SECURITY INTEREST 7

Section 3.1	Grant of Security Interest 7

Section 3.2	Transfer of Pledged Securities 8

Section 3.3	Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles 8

ARTICLE IV	ACKNOWLEDGMENTS, WAIVERS AND CONSENTS 9

Section 4.1	Acknowledgments, Waivers and Consents 9

Section 4.2	No Subrogation, Contribution or Reimbursement 11

ARTICLE V	REPRESENTATIONS AND WARRANTIES 12

Section 5.1	Confirmation of Representations in Credit Agreement 12

Section 5.2	Benefit to the Guarantors 12

Section 5.3	First Priority Liens 12

Section 5.4	Legal Name, Organizational Status, Chief Executive Office 12

Section 5.5	Prior Names, Prior Chief Executive Offices 12

Section 5.6	Goods 13

Section 5.7	Chattel Paper 13

Section 5.8	Truth of Information; Accounts 13

Section 5.9	Reserved 13

Section 5.10	Copyrights, Patents and Trademarks 13

ARTICLE VI	COVENANTS 13

Section 6.1	Covenants in Credit Agreement 13

Section 6.2	Maintenance of Perfected Security Interest; Further Documentation 14

Section 6.3	Maintenance of Records 14

Section 6.4	Right of Inspection 15

Section 6.5	Further Identification of Collateral 15

Section 6.6	Changes in Names, Locations 15

Section 6.7	Compliance with Contractual Obligations 15

Section 6.8	Limitations on Dispositions of Collateral 15

Section 6.9	Pledged Securities 15

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 6.10	Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts 16

Section 6.11	Analysis of Accounts 17

Section 6.12	Instruments and Tangible Chattel Paper 17

Section 6.13	Copyrights, Patents and Trademarks 17

Section 6.14	Commercial Tort Claims 18

ARTICLE VII	REMEDIAL PROVISIONS 19

Section 7.1	Pledged Securities 19

Section 7.2	Collections on Accounts 20

Section 7.3	Proceeds 20

Section 7.4	UCC and Other Remedies 20

Section 7.5	Private Sales of Pledged Securities 21

Section 7.6	Waiver; Deficiency 22

Section 7.7	Non-Judicial Enforcement 22

ARTICLE VIII THE ADMINISTRATIVE AGENT	22

Section 8.1	The Administrative Agent’s Appointment as Attorney-in-Fact 22

Section 8.2	Duty of the Administrative Agent 24

Section 8.3	Filing of Financing Statements 24

Section 8.4	Authority of the Administrative Agent 25

ARTICLE IX	SUBORDINATION OF INDEBTEDNESS 25

Section 9.1	Subordination of All Guarantor Claims 25

Section 9.2	Claims in Bankruptcy 25

Section 9.3	Payments Held in Trust 25

Section 9.4	Liens Subordinate 26

Section 9.5	Notation of Records 26

ARTICLE X	MISCELLANEOUS 26

Section 10.1	Waiver 26

Section 10.2	Notices 26

Section 10.3	Payment of Expenses, Indemnities 26

Section 10.4	Amendments in Writing 27

Section 10.5	Successors and Assigns 27

Section 10.6	Severability 27

Section 10.7	Counterparts 27

Section 10.8	Survival 27

Section 10.9	Captions 28

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 10.10	No Oral Agreements 28

Section 10.11	Governing Law; Submission to Jurisdiction 28

Section 10.12	WAIVER OF JURY TRIAL 28

Section 10.13	Acknowledgments 29

Section 10.14	Additional Grantors 29

Section 10.15	Set-Off 30

Section 10.16	Releases 30

Section 10.17	Reinstatement 31

Section 10.18	Acceptance 31

Section 10.19	Relation to Other Security Documents 31

Section 10.20	Amendment and Restatement; No Novation 31

ARTICLE XI	KEEPWELL 32

Confidential portions of this document have been redacted and filed separately with the Commission.

Schedules
Schedule 1     -    Notice Addresses
Schedule 2     -    Pledged Securities
Schedule 3    -    Filings and Other Actions Required to Perfect Security Interests
Schedule 4    -    Legal Name, Organizational Status, Chief Executive Office
Schedule 5    -    Prior Names and Prior Chief Executive Offices
Schedule 6    -    Patents and Patent Licenses
Schedule 7    -    Trademarks and Trademark Licenses
Schedule 8    -    Copyrights and Copyright Licenses
Schedule 9    -    Commercial Tort Claims
Annexes
Annex I    -        Form of Assumption Agreement
Annex II    -    Form of Intellectual Property Security Agreement
Annex III    -    Form of Supplement
Annex IV    -    Form of Acknowledgment and Consent

Confidential portions of this document have been redacted and filed separately with the Commission.

AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT
THIS AMENDED AND RESTATED GUARANTY AND SECURITY AGREEMENT, dated as of November 21, 2017, is made by LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), and certain Subsidiaries of the Borrower identified on the signature pages hereto as “Guarantors” (together with the Borrower, Parent, and any other Subsidiary of the Borrower that becomes a party hereto from time to time after the date hereof, each, a “Grantor” and, collectively, the “Grantors”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).
WHEREAS, the Borrower and Parent are entering into that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Borrower, Parent, the Lenders from time to time party thereto, the Issuing Bank, and the Administrative Agent, providing for certain credit facilities, including, without limitation, a revolving credit facility (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, it is a condition precedent to the obligations of the Lenders, the Issuing Bank, and the Administrative Agent under the Loan Documents that the Grantors are required to enter into this Agreement, pursuant to which the Grantors (other than the Borrower) shall guaranty all Obligations of the Borrower and the Grantors (including the Borrower) shall grant Liens on substantially all of their personal property to the Administrative Agent, on behalf of the Secured Parties, to secure their respective Obligations;
WHEREAS, the parties hereto previously entered into that certain Guaranty and Security Agreement dated as of October 22, 2015 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”); and
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the liabilities and obligations existing under the Existing Security Agreement and that the liabilities and obligations existing under the Existing Security Agreement shall remain outstanding and that this Agreement amend and restate in its entirety the Existing Security Agreement.
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions.
(a)    Each term defined above shall have the meaning set forth above for all purposes of this Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms “Account Debtor”, “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Payment Intangibles”, “Proceeds”, “Supporting Obligations”, and “Tangible Chattel Paper” shall have the meanings assigned to such terms in the UCC as in effect on the date hereof:
(b)    The following terms shall have the following meanings:
“Agreement” shall mean this Amended and Restated Guaranty and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Bankruptcy Code” shall have the meaning set forth in Section 2.1(c)(i).
“Collateral” shall have the meaning set forth in Section 3.1.
“Copyright Licenses” shall mean any and all present and future agreements providing for the granting of any right in or to Copyrights (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 8.
“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common

Confidential portions of this document have been redacted and filed separately with the Commission.

law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any copyrights, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule 8.
“Excluded Capital Stock” shall mean (a) any voting Capital Stock of any Foreign Subsidiary owned by any Grantor in excess of 66% of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and (b) any Capital Stock of any Foreign Subsidiary which is not a Material Subsidiary; provided, that “Excluded Capital Stock” shall not include any proceeds, products, substitutions or replacements of Excluded Capital Stock (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Capital Stock).
“Excluded Property” shall mean (i) all fee-owned Real Estate and all Real Estate constituting leasehold interests; (ii) any motor vehicles, aircraft, and other assets subject to certificates of title to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement; (iii) any Letter-of-Credit Rights (except to the extent constituting a support obligation for other Collateral as to which the perfection of security interests in such other Collateral and the support obligation is accomplished solely by the filing of a UCC financing statement) and Commercial Tort Claims, in each case, with a value of less than $500,000; (iv) Excluded Capital Stock; (v) any license, Instrument, agreement, or other General Intangible (other than Proceeds and Accounts thereof) to the extent, and so long as, the pledge thereof as Collateral would violate the terms thereof or result in a breach by any Grantor of any agreement related thereto, but only to the extent, and only for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other applicable law and such prohibition is not prohibited under Section 7.8 of the Credit Agreement (provided, that such assets shall cease to be Excluded Property at such time as such prohibition or restriction is terminated, rendered unenforceable, or deemed ineffective or otherwise ceases to be in effect and, upon such prohibition or restriction being terminated, rendered unenforceable, deemed ineffective, or otherwise ceasing to be in effect, the Lien granted herein shall be deemed to have automatically attached to such assets); (vi) Excluded Accounts described in clauses (a) through (c) of the definition thereof; (vii) any United States intent-to-use trademark applications and any other assets to the extent the pledge thereof is prohibited by any applicable law (other than Proceeds and Accounts thereof), but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other applicable law (provided, that such assets shall cease to be Excluded Property at such time as such prohibition is terminated, rendered unenforceable, or deemed ineffective or otherwise ceases to be in effect and, upon such prohibition being terminated, rendered unenforceable, deemed ineffective or otherwise ceasing to be in effect, the Lien granted herein shall be deemed to have automatically attached to such assets); and (viii) those assets of the Grantors as to which the Administrative Agent shall reasonably determine that the costs of obtaining or perfecting such security interest are excessive in relation to the value of the security to the Secured Parties to be afforded thereby; provided, that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property); provided, further, that upon the occurrence of an event that renders property to no longer constitute Excluded Property, a security interest in such property shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.
“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a).
“Guarantors” shall mean, collectively, Parent and each other Grantor (other than the Borrower).
“Issuers” shall mean, collectively, each issuer of a Pledged Security.
“Monetary Obligation” shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.
“Note” shall mean an instrument that evidences a promise to pay a Monetary Obligation and any other instrument within the description of “promissory note” as defined in Article 9 of the UCC.
“Patent Licenses” shall mean any and all present and future agreements providing for the granting of any right in or to Patents (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 6.
“Patents” shall mean, collectively, with respect to each Grantor, all letters patent issued or assigned to, and all patent applications and registrations made by, such Grantor (whether established or registered or recorded in the United States, any State thereof or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i)

Confidential portions of this document have been redacted and filed separately with the Commission.

rights and privileges arising under applicable law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, and rights to obtain any of the foregoing, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule 6.
“Pledged Certificated Stock” shall mean all certificated securities and any other Capital Stock or Stock Equivalent of any Person, other than Excluded Property, evidenced by a certificate, instrument or other similar document, in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2 to the extent such interests are certificated.
“Pledged Securities” shall mean, collectively, all Pledged Certificated Stock and all Pledged Uncertificated Stock.
“Pledged Uncertificated Stock” shall mean any Capital Stock or Stock Equivalent of any Person, other than Pledged Certificated Stock and Excluded Property, in each case owned by any Grantor, including all right, title and interest of any Grantor as a limited or general partner in any partnership or as a member of any limited liability company not constituting Pledged Certificated Stock, all right, title and interest of any Grantor in, to and under any organizational document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 2 to the extent such interests are not certificated.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Secured Obligations” shall have the meaning set forth in Section 3.1.
“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers and the Bank Product Providers.
“Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Trademark Licenses” shall mean any and all present and future agreements providing for the granting of any right in or to Trademarks (whether the applicable Grantor is licensee or licensor thereunder), including, without limitation, any thereof referred to in Schedule 7.
“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks, service marks, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names, trade names and other source or business identifiers, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether by statutory or common law, whether established or registered in the United States, any State thereof, or any other country or any political subdivision thereof and, in each case, whether owned by or licensed to such Grantor), and all goodwill associated therewith, now existing or hereafter adopted or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof, including, without limitation, any thereof referred to in Schedule 7.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
Section 1.2    Other Definitional Provisions; References. The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,

Confidential portions of this document have been redacted and filed separately with the Commission.

(d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE II
GUARANTEE
Section 2.1    Guarantee.
(a)    Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrower and the other Loan Parties including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Lenders and the Issuing Bank under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations; and (iv) the due and punctual payment and performance of all Hedging Obligations that constitute Obligations with respect to such Guarantor (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.
(b)    Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Secured Party in favor of the Borrower or any other Guarantor.
(c)    It is the intent of each Guarantor and the Administrative Agent that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:
(i)    in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
(ii)    in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

Confidential portions of this document have been redacted and filed separately with the Commission.

(iii)    in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.
(d)    The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in subsections (c)(i), (ii) and (iii) of this Section, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.
(e)    This Section is intended solely to preserve the rights of the Administrative Agent and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Grantors nor any other Person shall have any right or claim under this Section as against the Administrative Agent or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.
(f)    Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.
Section 2.2    Payments. Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. dollars at the office of the Administrative Agent specified pursuant to the Credit Agreement.
ARTICLE III
GRANT OF SECURITY INTEREST
Section 3.1    Grant of Security Interest. Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and the Guaranteed Obligations (collectively, the “Secured Obligations”):
(a)    all Accounts and Chattel Paper;
(b)    all Copyrights and Copyright Licenses;

Confidential portions of this document have been redacted and filed separately with the Commission.

(c)    all Commercial Tort Claims (including, without limitation, the Commercial Tort Claims set forth on Schedule 9 attached hereto);
(d)    all contracts;
(e)    all Deposit Accounts;
(f)    all Documents;
(g)    all General Intangibles;
(h)    all Goods (including, without limitation, all Inventory, all Equipment and all Fixtures);
(i)    all Instruments;
(j)    all Investment Property;
(k)    all Letter-of-Credit Rights;
(l)    all Notes and all intercompany obligations between the Loan Parties;
(m)    all Patents and Patent Licenses;
(n)    all Pledged Securities;
(o)    all Trademarks and Trademark Licenses;
(p)    all vehicles;
(q)    all books and records, Supporting Obligations and related letters of credit or other claims and causes of action, in each case to the extent pertaining to the Collateral; and
(r)    to the extent not otherwise included, substitutions, replacements, accessions, products and other Proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing;
provided that, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property, and, to the extent that any Collateral later becomes Excluded Property, the Lien granted hereunder will automatically be deemed to have been released; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.
Section 3.2    Transfer of Pledged Securities. Subject to Section 5.16 of the Credit Agreement, all certificates and instruments representing or evidencing the Pledged Certificated Stock shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and, in the case of an instrument or certificate in registered form, shall be duly indorsed to the Administrative Agent or in blank by an effective endorsement (whether on the certificate or instrument or on a separate writing), and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, all Pledged Certificated Stock must be delivered or transferred in such manner, and each Grantor shall take all such further action as may be reasonably requested by the Administrative Agent, as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC.
Section 3.3    Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment

Confidential portions of this document have been redacted and filed separately with the Commission.

Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
ARTICLE IV
ACKNOWLEDGMENTS, WAIVERS AND CONSENTS
Section 4.1    Acknowledgments, Waivers and Consents.
(a)    Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, Obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged or terminated in any way:
(i)    notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, in each case, subject to and in accordance with the terms of the Loan Documents, (A) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Secured Obligations continued; (B) the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) the Borrower, any Guarantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and
(ii)    regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at

Confidential portions of this document have been redacted and filed separately with the Commission.

any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Secured Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Secured Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.
(b)    Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification or accrual of any Secured Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Grantor, and all dealings between the Borrower and any of the other Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.
(c)    When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 4.2    No Subrogation, Contribution or Reimbursement. Until all Secured Obligations are irrevocably satisfied in full and all commitments of each Secured Party under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution. Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrower or any other Grantor or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Borrower and such Grantor and to all right, title and interest the Administrative Agent and the other Secured Parties may have in such collateral or security or guarantee or right of offset. To the extent permitted by the Loan Documents, the Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and the other Loan Documents, to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrower thereunder and to induce the Lender-Related Hedge Providers and the Bank Product Providers to enter into Hedging Obligations and Bank Product Obligations with the Grantors, each Grantor represents and warrants to the Administrative Agent and each other Secured Party as follows:
Section 5.1    Confirmation of Representations in Credit Agreement. Each Grantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Grantor (in its capacity as a Loan Party or a Subsidiary of the Borrower, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects; provided that each reference in each such representation and warranty to Parent’s or the Borrower’s knowledge, as applicable, shall, for the purposes of this Section, be deemed to be a reference to such Grantor’s knowledge.
Section 5.2    Benefit to the Guarantors. As of the Restatement Date, Parent and the Borrower are members of an affiliated group of companies that includes each Guarantor, and Parent, the Borrower and the other Guarantors are engaged in related businesses permitted pursuant to Section 5.3 of the Credit Agreement. Each Guarantor (other than Parent) is a Subsidiary of the Borrower, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor, Parent, and the Borrower.
Section 5.3    First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Restatement Date, except for Permitted Encumbrances and other nonconsensual Liens of the type described in Section 7.2 of the Credit Agreement, in each case, which may have priority over the Liens on the Collateral by operation of law.
Section 5.4    Legal Name, Organizational Status, Chief Executive Office. On the Closing Date, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational identification number, federal (and, if applicable,

Confidential portions of this document have been redacted and filed separately with the Commission.

state) taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.
Section 5.5    Prior Names, Prior Chief Executive Offices. On the Restatement Date, Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5).
Section 5.6    Goods. No portion of the Collateral constituting Goods with an aggregate value of $500,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.
Section 5.7    Chattel Paper. No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.
Section 5.8    Truth of Information; Accounts. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Administrative Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Administrative Agent or any other Secured Party, is and will be true and correct in all material respects as of the date furnished. The amount represented by such Grantor to the Administrative Agent and the other Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder. The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral is 11115 Rushmore Drive, Charlotte, North Carolina 28277.
Section 5.9    Reserved.
Section 5.10    Copyrights, Patents and Trademarks. Schedule 6 includes all Patents and Patent Licenses owned by such Grantor in its own name as of the Restatement Date. Schedule 7 includes all Trademarks and Trademark Licenses owned by such Grantor in its own name as of the Restatement Date. Schedule 8 includes all Copyrights and Copyright Licenses owned by such Grantor in its own name as of the Restatement Date. To each such Grantor’s knowledge, each Patent and Trademark material to such Grantor’s business is valid, subsisting, unexpired and enforceable and has not been abandoned. Except as set forth in either such Schedule, none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Patent, Trademark or Copyright material to such Grantor’s business. No action or proceeding is pending (i) seeking to limit, cancel or question the validity of any Patent, Trademark or Copyright material to such Grantor’s business, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Patent, Trademark or Copyright material to such Grantor’s business.
ARTICLE VI
COVENANTS
Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding (or has been Cash Collateralized in accordance with the terms of the Credit Agreement) and all Commitments shall have been terminated:
Section 6.1    Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken by such Guarantor, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 6.2    Maintenance of Perfected Security Interest; Further Documentation.
(a)    Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, except for Liens expressly permitted under Section 7.2 of the Credit Agreement.
(b)    At any time and from time to time, upon the reasonable request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be reasonably necessary or as the Administrative Agent may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.
(c)    Without limiting the obligations of the Grantors under subsection (b) of this Section, (i) upon the reasonable request of the Administrative Agent, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) reasonably requested by the Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property (including the Pledged Securities), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance reasonably satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or the Administrative Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Administrative Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any other Secured Party) reasonably necessary by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.
(d)    This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.
Section 6.3    Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral consistent with such Grantor’s historic business practices, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral. For the Administrative Agent’s and the other Secured Parties’ further security, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral.
Section 6.4    Right of Inspection. Each Grantor will, and will cause each of its respective Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine the Collateral, including its books and records, and to make copies and take extracts from such books and records, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to Parent and the Borrower; provided that (a) if an Event of Default has occurred and is continuing, no prior notice shall be required (b) if no Event of Default has occurred and is continuing, the Grantors shall only reimburse the Administrative Agent and the Lenders for one such visit per Fiscal Year
Section 6.5    Further Identification of Collateral. Upon request, such Grantor will furnish to the Administrative Agent and the other Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further

Confidential portions of this document have been redacted and filed separately with the Commission.

identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
Section 6.6    Changes in Names, Locations. Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized. Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to such Grantor’s jurisdiction of organization, unless such Grantor shall have first (1) notified the Administrative Agent of such change at least 30 days (or such shorter period of time as the Administrative Agent may agree in writing in its sole discretion) prior to the date of such change, and (2) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement, and unless such Grantor shall otherwise be in compliance with Section 7.3 of the Credit Agreement. In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.
Section 6.7    Compliance with Contractual Obligations. Such Grantor will perform and comply in all material respects with all of its contractual obligations relating to the Collateral (other than with respect to any such contractual obligations being disputed by such Grantor in good faith and by appropriate measures).
Section 6.8    Limitations on Dispositions of Collateral. The Administrative Agent and the other Secured Parties do not authorize the Grantors to, and such Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.
Section 6.9    Pledged Securities.
(a)    If such Grantor shall become entitled to receive or shall receive any stock certificate or other instrument (including, without limitation, any certificate or instrument representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate or instrument issued in connection with any reorganization), option or rights in respect of the Capital Stock or other equity interests of any nature of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares (or such other interests) of the Pledged Securities, or otherwise in respect thereof, except as otherwise provided herein or in the Credit Agreement, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or other equivalent instrument of transfer acceptable to the Administrative Agent covering such certificate or instrument duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.
(b)    Without the prior written consent of the Administrative Agent, such Grantor will not (i) unless otherwise permitted hereby, vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock or other equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Capital Stock or other equity interests of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien (except for Liens permitted by Section 7.2 of the Credit Agreement) or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement).
(c)    In the case of each Grantor which is an Issuer, and each other Issuer that executes the Acknowledgment and Consent in the form of Annex IV (which the applicable Grantor shall use its commercially reasonable efforts to obtain from each such other Issuer), such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent

Confidential portions of this document have been redacted and filed separately with the Commission.

promptly in writing of the occurrence of any of the events described in subsection (a) of this Section with respect to the Pledged Securities issued by it and (iii) the terms of Section 7.1(c) and Section 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or Section 7.5 with respect to the Pledged Securities issued by it.
(d)    Such Grantor shall furnish to the Administrative Agent such powers and other equivalent instruments of transfer as may be required by the Administrative Agent to assure the transferability of and the perfection of the security interest in the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.
(e)    The Pledged Securities will constitute not less than 100% of the Capital Stock or other equity interests of the Issuer thereof owned by any Grantor, except Pledged Securities of any Foreign Subsidiary shall be limited to not more than 66% of the voting Capital Stock and 100% of the non-voting Capital Stock of such Foreign Subsidiary.
(f)    If any Grantor acquires any Pledged Securities after executing this Agreement, it shall execute a Supplement to this Agreement in the form of Annex III with respect to such Pledged Securities and deliver such Supplement to the Administrative Agent promptly thereafter.
Section 6.10    Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 6.11    Analysis of Accounts. The Administrative Agent shall have the right at any time and from time to time upon reasonable prior notice to make test verifications of the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. At any time and from time to time, upon the Administrative Agent’s request and at the expense of each Grantor, such Grantor shall furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, and all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, including, without limitation, all original orders, invoices and shipping receipts.
Section 6.12    Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $500,000 or more, each such Instrument or Tangible Chattel Paper, shall be delivered to the Administrative Agent as soon as practicable, duly endorsed in a manner satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement.
Section 6.13    Copyrights, Patents and Trademarks.
(a)    Such Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor shall reasonably determine is not material to its business, (i) maintain as in the past the quality of services offered under such Trademark, (ii) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (iii) employ such Trademark with the appropriate notice of registration, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.
(b)    Such Grantor will not, except with respect to any Patent that such Grantor shall reasonably determine is not material to its business, do any act, or omit to do any act, whereby any such Patent may become abandoned or dedicated.
(c)    Such Grantor will not, except with respect to any Copyright that such Grantor shall reasonably determine is not material to its business, do any act, or omit to do any act, whereby any such Copyright may become abandoned or dedicated.

Confidential portions of this document have been redacted and filed separately with the Commission.

(d)    Such Grantor will notify the Administrative Agent and the other Secured Parties promptly if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark material to such Grantor’s business may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of any such Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.
(e)    Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Parent shall report such filing to the Administrative Agent and the other Secured Parties in the Compliance Certificate delivered for the Fiscal Quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver an Intellectual Property Security Agreement substantially in the form of Annex II, and any and all other agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any registered Copyright, Patent or Trademark (or any application for the registration thereof) and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitments are terminated.
(f)    Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office, the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks material to such Grantor’s business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
(g)    In the event that any Copyright, Patent or Trademark included in the Collateral that is material to such Grantor’s business is infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent after it learns thereof and shall, unless such Grantor shall reasonably determine that such Copyright, Patent or Trademark is not material to the business to such Grantor, promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
Section 6.14    Commercial Tort Claims. If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within 30 days (or such longer period of time as the Administrative Agent may agree in writing in its sole discretion) after such Commercial Tort Claim satisfies such requirements, notify the Administrative Agent in a writing signed by such Grantor containing a brief description thereof, and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $500,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of the Administrative Agent, the relevant Grantor shall, within 30 days (or such longer period of time as the Administrative Agent may agree in writing in its sole discretion) after such request is made, transmit to the Administrative Agent a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

Confidential portions of this document have been redacted and filed separately with the Commission.

ARTICLE VII
REMEDIAL PROVISIONS
Section 7.1    Pledged Securities.
(a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to subsection (b) of this Section, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.
(b)    If an Event of Default shall occur and be continuing, then at any time in the Administrative Agent’s discretion, without notice, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in accordance with Section 2.12(d) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to (i) comply with any instruction received by it from the Administrative Agent in writing (x) after an Event of Default has occurred and is continuing and (y) that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent upon request by Administrative Agent during the existence of an Event of Default.
(d)    After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
Section 7.2    Collections on Accounts. The Administrative Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. During the existence of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper or Payment Intangibles.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 7.3    Proceeds. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent in a special collateral account maintained by the Administrative Agent subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit. All Proceeds of the Collateral (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments or Payment Intangibles comprising a portion of the Collateral) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 8.2 of the Credit Agreement, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.
Section 7.4    UCC and Other Remedies.
(a)    If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a

Confidential portions of this document have been redacted and filed separately with the Commission.

proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b)    In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner. The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section 7.5    Private Sales of Pledged Securities. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.
Section 7.6    Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations or Guaranteed Obligations, as the case may be, and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.
Section 7.7    Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
Section 8.1    The Administrative Agent’s Appointment as Attorney-in-Fact.
(a)    Each Grantor hereby irrevocably constitutes and appoints, during the existence of an Event of Default, the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, during the existence of an Event of Default, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

Confidential portions of this document have been redacted and filed separately with the Commission.

(i)    pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(ii)    execute, in connection with any sale provided for in Section 7.4 or Section 7.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(iii)    (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any or all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (I) assign any Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine; and (J) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing. The Administrative Agent shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Administrative Agent shall have no liability for the failure to provide any such notice.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 8.2    Duty of the Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed

Confidential portions of this document have been redacted and filed separately with the Commission.

to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.
Section 8.3    Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Additionally, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
Section 8.4    Authority of the Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE IX
SUBORDINATION OF INDEBTEDNESS
Section 9.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of Parent, the Borrower or any other Grantor to any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 9.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement. Should the Administrative Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.
Section 9.3    Payments Held in Trust. In the event that, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.
Section 9.4    Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor, during the period in which any of the Secured Obligations are outstanding and all Commitments have terminated, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.
Section 9.5    Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE X
MISCELLANEOUS
Section 10.1    Waiver. No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.
Section 10.2    Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 10.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Confidential portions of this document have been redacted and filed separately with the Commission.

Section 10.3    Payment of Expenses, Indemnities.
(a)    Each Grantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all advances and reasonable and documented out-of-pocket charges, costs and expenses (including, without limitation, all reasonable and documented out-of-pocket costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all reasonable and documented out-of-pocket attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances and reasonable and documented out-of-pocket charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party.
(b)    Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Borrower would be required to do so pursuant to Section 10.3 of the Credit Agreement.
(c)    All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to the Administrative Agent or any Secured Party upon demand.
Section 10.4    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.2 of the Credit Agreement.
Section 10.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.
Section 10.6    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.7    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
Section 10.8    Survival. The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit (or the Cash Collateralization thereof in accordance with the terms of the Credit Agreement), the Commitments, the Hedging Obligations and the Bank Product Obligations. To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect. In such event, each applicable Collateral Document shall be automatically reinstated and each

Confidential portions of this document have been redacted and filed separately with the Commission.

Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.
Section 10.9    Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section 10.10    No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 10.11    Governing Law; Submission to Jurisdiction.
(a)    This Agreement and the other Loan Documents any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.
(b)    Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York County, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Parent, the Borrower or their respective properties in the courts of any jurisdiction.
(c)    Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.12    WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.13    Acknowledgments.
(a)    Each Grantor hereby acknowledges that:

Confidential portions of this document have been redacted and filed separately with the Commission.

(i)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(ii)    neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(iii)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.
(b)    Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous”.
(c)    Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Administrative Agent, the other Secured Parties or any other Person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.
Section 10.14    Additional Grantors. Each Person that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I.
Section 10.15    Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.
Section 10.16    Releases.
(a)    Release Upon Payment in Full. The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the payment in full in cash of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit (or the Cash Collateralization thereof in accordance with the terms of the Credit Agreement) and all Commitments. Upon the payment in full in cash of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit (or the Cash Collateralization thereof in accordance with the terms of the Credit Agreement) and all Commitments, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect.

Confidential portions of this document have been redacted and filed separately with the Commission.

(b)    Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral and the Capital Stock of such Grantor, made without recourse, representation, warranty or other assurance of any kind. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days (or such shorter period of time as the Administrative Agent may agree in writing in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)    Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.
Section 10.17    Reinstatement. The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent, the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Parent, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
Section 10.18    Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.
Section 10.19    Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.
(a)    Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.
(b)    Patent, Trademark, Copyright Security Agreements. The provisions of any Intellectual Property Security Agreement (or similar agreement) are supplemental to the provisions of this Agreement, and nothing contained in any Intellectual Property Security Agreement (or similar agreement) shall limit any of the rights or remedies of Collateral Agent hereunder.
Section 10.20    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Security Agreement effective from and after the date hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the “Guaranteed Obligations” (as defined in the Existing Security Agreement), the “Secured Obligations” (as defined in the Existing Security Agreement), or any other obligations owing to the Administrative Agent or any other Person under the Existing Security Agreement or any other “Loan Document” (as defined in the Existing Credit Agreement). Each of the parties hereto hereby acknowledges and agrees that the pledge and grant of the security interests in the Collateral pursuant to Article III of this Agreement is not intended to, nor shall it be construed to be, a release of any prior pledge or security interests granted by the Grantors in favor of the Administrative Agent (for the benefit of the “Secured Parties” thereunder and Secured Parties hereunder) under the Existing Security Agreement, but is intended to constitute a restatement and reconfirmation

Confidential portions of this document have been redacted and filed separately with the Commission.

of the prior pledge and security interests granted by the Grantors in favor of the Administrative Agent (for the benefit of such “Secured Parties” and Secured Parties) in and to the Collateral. Each of the parties hereto hereby acknowledges and agrees that the guarantees pursuant to Article II of this Agreement is not intended to, nor shall it be construed to be, a release of any prior guaranty by any Guarantor under the Existing Security Agreement, but is intended to constitute a restatement and reconfirmation of such prior guaranty.

ARTICLE XI
KEEPWELL
Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Article XI for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Article XI, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a). Each Qualified ECP Guarantor intends that this Article XI constitute, and this Article XI shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Confidential portions of this document have been redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:

LENDINGTREE, LLC

By:
Name:
Title:

PARENT AND GUARANTOR:

LENDINGTREE, INC.

By:
Name:
Title:

GUARANTORS:

IRON HORSE HOLDINGS, LLC

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 1
Notice Addresses
To Parent:

LendingTree, Inc.
11115 Rushmore Drive
Charlotte, NC 28277
Attn: Chief Financial Officer

with a copy to:

LendingTree, Inc.
11115 Rushmore Drive
Charlotte, NC 28277
Attn: General Counsel

To each Guarantor:

c/o LendingTree, Inc.
11115 Rushmore Drive
Charlotte, NC 28277
Attn: Chief Financial Officer

with a copy to:

c/o LendingTree, Inc.
11115 Rushmore Drive
Charlotte, NC 28277
Attn: General Counsel

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 2
Pledged Securities

Owner	Issuer	Class of Capital Stock	No. of Shares	Certificated or Uncertificated
LendingTree, Inc.	LendingTree, LLC	Series A Preferred	7873.0037116 units	Uncertificated
LendingTree, Inc.	LendingTree, LLC	Series B Preferred	200 units	Uncertificated
LendingTree, Inc.	LendingTree, LLC	Common	1000 units	Uncertificated
LendingTree, LLC	Tree.com BU Holding Company, Inc.	Class A Common	950 shares	Certificated
LendingTree, LLC	Tree.com BU Holding Company, Inc.	Preferred	1,800 shares	Certificated
LendingTree, LLC	LT Real Estate, Inc.	Common	1,000 shares	Certificated
LendingTree, LLC	Home Loan Center, Inc.	Common	100 shares	Certificated
LendingTree, LLC	DegreeTree, Inc.	Class A Common	2,900 shares	Certificated
LendingTree, LLC	DegreeTree, Inc.	Preferred	1,270 shares	Certificated
LendingTree, LLC	Iron Horse Holdings, LLC	Membership Interest	100%	Uncertificated
LendingTree, LLC	Rexford Office Holdings, LLC	Membership Interest	100%	Uncertificated
LendingTree, LLC	LT India Holding Company, LLC	Membership Interest	100%	Uncertificated

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 3
Filings and Other Actions
Required to Perfect Security Interests
Uniform Commercial Code Filings (UCC-1)

Grantor	Jurisdiction
LendingTree, LLC	Delaware
LendingTree, Inc.	Delaware
Iron Horse Holdings, LLC	Delaware

Copyright Filings

Grantor	Jurisdiction
LendingTree, LLC	United State Copyright Office

Fixture Filings - None

Owner	Address	Fixture Filing (Yes/No)

Bailee Agreements - None

Bailee	Owner	Location

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 4
Legal Name, Organizational Status, Chief Executive Office

Legal Name	Jurisdiction of Organization	Tax ID#	Organizational #	Location of Office
LendingTree, LLC	Delaware	[***]	2631408	11115 Rushmore Drive Charlotte, NC 28277
LendingTree, Inc.	Delaware	[***]	4532083	11115 Rushmore Drive Charlotte, NC 28277
Iron Horse Holdings, LLC	Delaware	[***]	4944115	701 East Bay Street Suite 414 Charleston, SC 29403

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 5
Prior Names and Prior Chief Executive Offices

Grantor	Prior Name(s)	Prior Office(s)
LendingTree, Inc.	Tree.com, Inc.	N/A

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 6
Patents and Patent Licenses
Patents

Title	Application No. and Date	Patent No. and Date	Owner	Status / Next Deadline
METHOD AND COMPUTER NETWORK FOR CO-ORDINATING A LOAN OVER THE INTERNET	09/075136 05/08/1998	6385594 05/07/2002	LendingTree, LLC	Granted
METHOD AND COMPUTER NETWORK FOR CO-ORDINATING A LOAN OVER THE INTERNET	10/080891 02/22/2002	6611816 08/26/2003	LendingTree, LLC	Granted
Methods and Computer Network for Co-Ordinating a Loan Over the Internet	14/537581 11/10/2014	N/A	LendingTree, LLC	Filed
Methods and Systems for Online Credit Offers	14/050781 10/10/2013	N/A	LendingTree, LLC	Filed. Response to Office Action due 10/16/2015.
System and Method for Collecting Financial Information over a Global Communications Network	13/448,170 4/16/2012	9032281	LendingTree, LLC as assigned from Jeremy C. Zongker to Seller by that Patent Assignment, No. 501889867	Filed

Licensed Patents – LendingTree, LLC

•	[***]

LendingTree, LLC currently licenses its Owned Patents to the following parties:

•	[***]

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 7
Trademarks and Trademark Licenses
Trademarks

Trademark	Jurisdiction	Registration / Application No. and Date	Owner
DEGREETREE	Australia	1498471 - 01/08/2013	LendingTree, LLC
DEGREETREE	New Zealand	961106 – 06/26/2022	LendingTree, LLC
DONE RIGHT DIRECTORY & Design	United States	3437719 – 05/27/2008	LendingTree, LLC
DONE RIGHT GUARANTEE (Wordmark)	United States	3428235 – 05/13/2008	LendingTree, LLC
Done Right! (Wordmark)	United States	3432705 – 05/20/2008	LendingTree, LLC
GETSMART (Wordmark)	United States	2241814 – 04/27/1999	LendingTree, LLC
DONE RIGHT! (Wordmark)	United States	3432705 – 05/20/2008	LendingTree, LLC
GETSMART (Wordmark)	United States	2241814 – 04/27/1999	LendingTree, LLC
GETSMART (Wordmark)	United States	2949459 – 05/10/2005	LendingTree, LLC
GETSMART (Wordmark)	United States	2929887 – 03/01/2005	LendingTree, LLC
GETSMART & Home Calculator and Dollar Sign Designs	United States	3323701 – 10/30/2007	LendingTree, LLC
INSURANCETREE & Design	United States	3824225 – 07/27/2010	LendingTree, LLC
LENDINGTREE (Wordmark)	United States	2265733 – 07/27/1999	LendingTree, LLC
LENDINGTREE (Wordmark)	United States	2886058 – 09/21/2004	LendingTree, LLC
LENDINGTREE & Design	United States	3873272 – 11/09/2010	LendingTree, LLC
LENDINGTREE MONEYRIGHT & Design	United States	3757322 – 03/09/2010	LendingTree, LLC
Male w/Glasses, Hands on Hips Design	United States	3323716 – 10/30/2007	LendingTree, LLC
Head of Male w/Glasses in Circle Design	United States	3323728 – 10/30/2007	LendingTree, LLC
SMARTY-PANTS (Wordmark)	United States	3323713 – 10/30/2007	LendingTree, LLC
TREE (Wordmark)	United States	3807609 – 06/22/2010	LendingTree, LLC
TREE.COM & Design	United States	3724381 – 12/15/2009	LendingTree, LLC
TREE.COM WHERE SMART DECISIONS START & Design	United States	3833355 – 08/17/2010	LendingTree, LLC
WHEN BANKS COMPETE, YOU WIN (Wordmark)	United States	2440603 – 04/03/2001	LendingTree, LLC
SERVICETREE (Wordmark)	United States	4337410 – 05/21/2013	LendingTree, LLC
SERVICETREE & Design	United States	4337411 – 05/21/2013	LendingTree, LLC
LENDING TREE & Design	South Africa	2005/04757 – 03/10/2005	LendingTree, LLC
LENDINGTREE (Word)	Canada	TMA714738 – 05/21/2008	LendingTree, LLC
LENDING TREE & Design	European Community	003995966 – 11/18/2005	LendingTree, LLC

Confidential portions of this document have been redacted and filed separately with the Commission.

LENDING TREE & Design	India	1401066 – 02/21/2008	LendingTree, LLC
LENDING TREE & Design	Japan	4889041 – 08/19/2005	LendingTree, LLC
LENDING TREE & Design	New Zealand	726496 – 09/15/2005	LendingTree, LLC
LENDING TREE & Design	Singapore	T0503390D – 08/22/2005	LendingTree, LLC
GETSMART (Wordmark)	Benelux	0606634 – 05/16/1997	LendingTree, LLC
GETSMART (Wordmark)	Canada	TMA608992	LendingTree, LLC
GETSMART (Wordmark)	New Zealand	291069 – 11/18/1998	LendingTree, LLC
GETSMART (Stylized)	India	1401065 – 08/08/2008	LendingTree, LLC
GETSMART LENDING & Design	Canada	TMA686469 – 04/24/2007	LendingTree, LLC
WHEN BANKS COMPETE, YOU WIN (Wordmark)	Canada	TMA714951 – 05/22/2008	LendingTree, LLC
IF YOU NEED A LOAN, YOU'RE NOT ALONE	United States	86/674462 – 06/25/2015	LendingTree, LLC
THE PLACE TO SHOP FOR MONEY	United States	86/674459 – 06/25/2015	LendingTree, LLC
MAGNIFYMONEY	United States	4781167	LendingTree, LLC
MILECARDS.COM	United States	87523344	LendingTree, LLC
MILECARDS	United States	87523376	LendingTree, LLC
DEPOSITACCOUNTS	United States	87523383	LendingTree, LLC
ONLINEBANKS	United States	87523386	LendingTree, LLC
COMPARE RATES. EARN MORE.	United States	87523393	LendingTree, LLC
MAGNIFY MONEY	United States	87523396	LendingTree, LLC
SNAPSCORE	United States	87024367	LendingTree, LLC
VANISHING INTEREST RATE	United States	4778418	LendingTree, LLC
SNAPCAP	United States	4637098	LendingTree, LLC
CHOOSE WISELY	United States	4886937 / 86552518	Iron Horse Holdings, LLC
comparecards.com	United States	4413403 / 85748104	Iron Horse Holdings, LLC
COMPARE. PICK. SAVE.	United States	4363212 / 85576466	Iron Horse Holdings, LLC
COMPARECARDS	United States		Iron Horse Holdings, LLC

Licensed Trademarks

[***]

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 8
Copyrights and Copyright Licenses
U.S. Copyrights

Title	Registration No.	Claimant	Registration Date
Horizon	TXu 595-439	LendingTree, LLC	12/21/1998
Lend-x website	TX0005595188	LendingTree, LLC	10/08/2002
LendingTree.com website	TX0005595189	LendingTree, LLC	10/08/2002
Deposits Online Website Software	TXu001791029	LendingTree, LLC
Deposits Online System Software	TXu001791042	LendingTree, LLC
Snapcap.com	N/A	LendingTree, LLC
Snapscore.com	N/A	LendingTree, LLC
Snapcap.co	N/A	LendingTree, LLC
Getsnapcap.com	N/A	LendingTree, LLC
DepositAccounts.com	N/A	LendingTree, LLC
OnlineBanks.com	N/A	LendingTree, LLC
BankDealBlog.com	N/A	LendingTree, LLC
HighYieldCheckingDeals.com	N/A	LendingTree, LLC
Magnifymoney.com	N/A	LendingTree, LLC
Milecards.com	N/A	LendingTree, LLC
Credit Concierge product	N/A	Iron Horse Holdings, LLC	N/A
Reporting and Marketing Attribution System	N/A	Iron Horse Holdings, LLC	N/A
CompareCards website	N/A	Iron Horse Holdings, LLC	N/A
CreditConcierge website	N/A	Iron Horse Holdings, LLC	N/A
iOS Product (under development)	N/A	Iron Horse Holdings, LLC	N/A

Licensed Copyrights – LendingTree, LLC

[***]

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 9
Commercial Tort Claims

None.

Confidential portions of this document have been redacted and filed separately with the Commission.

ANNEX I
Form of Assumption Agreement
THIS ASSUMPTION AGREEMENT, dated as of [_____] (this “Assumption Agreement”), is made by [NAME OF NEW SUBSIDIARY], a [state of incorporation] [corporation] (the “Additional Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below). All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement.
WHEREAS, LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), the lenders from time to time parties thereto, the issuing bank party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November 21, 2017 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower, Parent, and certain of the Borrower’s Subsidiaries have entered into that certain Amended and Restated Guaranty and Security Agreement, dated as of November 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties;
WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Security Agreement; and
WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement;
NOW, THEREFORE, it is agreed:
SECTION 1. Guaranty and Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 10.14 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all Collateral now owned or at any time hereafter acquired by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder. The information set forth in Schedule A hereto is hereby added to the information set forth in Schedules 1 through 9 to the Guaranty and Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Guaranty and Security Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
SECTION 2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Confidential portions of this document have been redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.
[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:
ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE A
Supplement to Schedules of
Guaranty and Security Agreement

Confidential portions of this document have been redacted and filed separately with the Commission.

ANNEX II
Form of Intellectual Property Security Agreement
THIS [COPYRIGHT][PATENT][TRADEMARK] SECURITY AGREEMENT, dated as of [_____] (this “Security Agreement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below).
WHEREAS, LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), the lenders from time to time parties thereto (the “Lenders”), the issuing bank party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November 21, 2017 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower, Parent and certain of the Borrower’s Subsidiaries have entered into that certain Amended and Restated Guaranty and Security Agreement, dated as of November 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties; and
WHEREAS, the Guaranty and Security Agreement requires the Grantor to execute and deliver this Security Agreement;
NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:
SECTION 1.    Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.
SECTION 2.    Grant of Security Interest in [Copyright][Patent][Trademark] Collateral. The Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright][Patent][Trademark] Collateral”):
[(i)    all of its Copyrights and all Copyright Licenses providing for the grant by or to the Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule I hereto;
(ii)    all renewals, reversions and extensions of the foregoing; and
(iii)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
[(i)    all of its Patents and all Patent Licenses providing for the grant by or to the Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;
(ii)    all reissues, reexaminations, continuations, continuations-in-part, divisions, renewals and extensions of the foregoing; and
(iii)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
[(i)    all of its Trademarks and all Trademark Licenses providing for the grant by or to the Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule I hereto;
(ii)    all renewals and extensions of the foregoing;
(iii)    all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
(iv)    all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
SECTION 3.    Guaranty and Security Agreement. The security interest granted pursuant to this Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Guaranty and Security Agreement, and the Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright][Patent][Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Confidential portions of this document have been redacted and filed separately with the Commission.

SECTION 4.    Grantor Remains Liable. The Grantor hereby agrees that, anything herein to the contrary notwithstanding, the Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its [Copyrights][Patents][Trademarks] and [Copyright][Patent][Trademark] Licenses subject to a security interest hereunder.
SECTION 5.    Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.
SECTION 6.    Governing Law. This Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Confidential portions of this document have been redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the Grantor has caused this [Copyright][Patent][Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:
ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE I
[Copyrights][Patents][Trademarks] and [Copyright][Patent][Trademark] Licenses
I.    REGISTERED [COPYRIGHTS][PATENTS][TRADEMARKS]
[Include registration number and date]
II.    [COPYRIGHT][PATENT][TRADEMARK] APPLICATIONS
[Include application number and date]
III.    [COPYRIGHT][PATENT][TRADEMARK] LICENSES
[Include complete legal description of agreement (name of agreement, parties and date)]

Confidential portions of this document have been redacted and filed separately with the Commission.

ANNEX III
Form of Supplement
THIS SUPPLEMENT TO GUARANTY AND SECURITY AGREEMENT, dated as of [_____] (this “Supplement”), is made by [NAME OF GRANTOR], a [state of incorporation] [corporation] (the “Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below). All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement.
WHEREAS, LENDINGTREE, LLC, a Delaware limited liability company (the “Borrower”), LENDINGTREE, INC., a Delaware corporation (“Parent”), the lenders from time to time parties thereto, the issuing bank party thereto and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of November 21, 2017 (as amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, the Borrower, Parent and certain of the Borrower’s Subsidiaries have entered into that certain Amended and Restated Guaranty and Security Agreement, dated as of November 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties; and
WHEREAS, it is a condition precedent to the continued extension of the Loans and the continued issuance of the Letters of Credit under the Credit Agreement that the Grantor grant to the Administrative Agent a security interest in all of its Additional Pledged Collateral (as defined below), and the Grantor wishes to fulfill said condition precedent;
NOW, THEREFORE, in consideration of the premises and in order to ensure compliance with the Credit Agreement, the Grantor hereby agrees as follows:
SECTION 1.    Additional Pledge. As security for the payment and performance of the Secured Obligations, the Grantor hereby:
(a)    pledges, hypothecates, assigns, charges, mortgages, delivers, sets over, conveys and transfers to the Administrative Agent, for the benefit of the Secured Parties, and grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in and to:
(i)    the shares of Capital Stock and Stock Equivalents more particularly described in Schedule I hereto and the certificates, if any, evidencing such shares (the “Additional Pledged Securities”) and all cash, instruments and other property from time to time received, receivable or otherwise distributed in exchange for any and all of such Additional Pledged Securities; and
(ii)    all other Collateral (as defined in the Guaranty and Security Agreement) relating to the Additional Pledged Securities (together with the items described in clause (i) above, the “Additional Pledged Collateral”); and
(b)    delivers to the Administrative Agent, for the benefit of the Secured Parties, all of the Grantor’s right, title and interest in and to the certificates and instruments, if any, evidencing the Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.
SECTION 2.    Representations and Warranties. The Grantor hereby (a) represents and warrants that it is the legal and beneficial owner of the Additional Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Guaranty and Security Agreement as supplemented by this Supplement; and (b) restates each representation and warranty set forth in Article 5 of the Guaranty and Security Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged Collateral.
SECTION 3.    Additional Pledged Collateral. By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Collateral referred to in the Guaranty and Security Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Collateral on the Restatement Date, and shall be subject to all of the terms and conditions governing Collateral under the Guaranty and Security Agreement. From and after the date hereof, Schedule 2 to the Guaranty and Security Agreement is hereby amended to add the Additional Pledged Collateral.
SECTION 4.    Binding Effect. This Supplement shall become effective when it shall have been executed by the Grantor and thereafter shall be binding upon the Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all of the terms and conditions of the Guaranty and Security Agreement. The Grantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Confidential portions of this document have been redacted and filed separately with the Commission.

SECTION 5.    Governing Law. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.
SECTION 6.    Execution in Counterparts. This Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Confidential portions of this document have been redacted and filed separately with the Commission.

IN WITNESS WHEREOF, the Grantor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.
[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:
ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE I
Additional Pledged Securities

Confidential portions of this document have been redacted and filed separately with the Commission.

ANNEX IV
Form of Acknowledgment and Consent
The undersigned hereby acknowledges receipt of a copy of that certain Amended and Restated Guaranty and Security Agreement, dated as of November 21, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), made by LENDINGTREE, LLC, a Delaware limited liability company, LENDINGTREE, INC., a Delaware corporation, and the other Grantors parties thereto for the benefit of SUNTRUST BANK, as administrative agent (the “Administrative Agent”). The undersigned agrees for the benefit of the Administrative Agent and the Secured Parties defined therein as follows:
1.    The undersigned will be bound by the terms of the Agreement relating to the Pledged Securities issued by the undersigned and will comply with such terms insofar as such terms are applicable to the undersigned.
2.    The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.9(a) of the Agreement with respect to the Pledged Securities issued by the undersigned.
3.    The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 7.1(c) or 7.5 of the Agreement with respect to the Pledged Securities issued by the undersigned.
[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:
[_____]
[_____]
Attention: [_____]
Telecopy Number: [_____]

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.3
FORM OF NOTICE OF REVOLVING BORROWING
[Date]
SunTrust Bank,
as Administrative Agent
for itself and the Lenders referred to below
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Manager
Telecopy Number: (404) 495-2170
E-mail: Agency.Services@SunTrust.com

Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Borrowing under the Credit Agreement, and in connection therewith, the Borrower specifies the following information with respect to the Borrowing requested hereby:

(a)	Aggregate principal amount of Revolving Loan Borrowing: ___________________.

(b)	Date of Revolving Loan Borrowing (which is a Business Day): __________________.

(c)	Type of Revolving Loan Borrowing: ___________________.

(d)	In the case of a Eurodollar Borrowing, initial Interest Period: ______________________.

(e)	Location and number of Borrower’s account to which proceeds of Revolving Loan Borrowing are to be disbursed: ___________________.
The Borrower hereby represents and warrants that, at the time of and immediately after giving effect to the Revolving Loan Borrowing requested hereby:
(i)    no Default or Event of Default exists; and
(ii)    all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Confidential portions of this document have been redacted and filed separately with the Commission.

Very truly yours,

LENDINGTREE, LLC

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.4
FORM OF NOTICE OF SWINGLINE BORROWING
[Date]
SunTrust Bank,
as Administrative Agent
for itself and the Lenders referred to below
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Manager
Telecopy Number: (404) 495-2170
E-mail: Agency.Services@SunTrust.com

Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Swingline Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

(a)	Principal amount of Swingline Loan: ____________________.

(b)	Date of Swingline Loan (which is a Business Day) ____________________.

(c)	Location and number of Borrower’s account to which proceeds of the Swingline Loan requested hereby are to be disbursed: ____________________.
The Borrower hereby represents and warrants that, at the time of and immediately after giving effect to the Swingline Loan requested hereby:
(i)    no Default or Event of Default exists; and
(ii)    all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Confidential portions of this document have been redacted and filed separately with the Commission.

Very truly yours,

LENDINGTREE, LLC

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.7
FORM OF NOTICE OF CONTINUATION/CONVERSION
[Date]

SunTrust Bank,
as Administrative Agent
for itself and the Lenders referred to below
Agency Services
303 Peachtree Street, N.E. / 25th Floor
Atlanta, Georgia 30308
Attention: Manager
Telecopy Number: (404) 495-2170
E-mail: Agency.Services@SunTrust.com

Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Conversion/Continuation, and the Borrower hereby requests the conversion or continuation of a Revolving Loan Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Loan Borrowing to be converted or continued as requested hereby:

(a)	Revolving Loan Borrowing to which this request applies: ______________________.

(b)	Principal amount of Revolving Loan Borrowing to be converted/continued: ______________________.

(c)	Effective date of election (which is a Business Day): ______________________.

(d)	Type of resulting Borrowing: ______________________.

(e)	If the resulting Borrowing is a Eurodollar Borrowing, initial Interest Period: ______________________.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Confidential portions of this document have been redacted and filed separately with the Commission.

Very truly yours,

LENDINGTREE, LLC

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.20A

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.20B
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.20C
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date: ________ __, 20[ ]

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 2.20D
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation, the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT 5.1(c)
FORM OF COMPLIANCE CERTIFICATE
[Date]

To:	SunTrust Bank, as Administrative Agent 3333 Peachtree Road, N.E. 7th Floor Atlanta, Georgia 30326 Attention: Cynthia Burton Telecopy Number: (404) 926-5173 E-mail: Cynthia.Burton@SunTrust.com

Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of November 21, 2017 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among LendingTree, LLC, a Delaware limited liability company (the “Borrower”), LendingTree, Inc., a Delaware corporation (“Parent”), the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”), and SunTrust Bank, as administrative agent for itself and the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned, acting as the chief financial officer of Parent, does hereby certify to the Administrative Agent and each Lender as follows:
1.    The consolidated financial statements of Parent and its Subsidiaries attached hereto as Schedule 1 for the fiscal [quarter] [year] ending ____________________ (the “Testing Date”) fairly present in all material respects the financial condition of Parent and its Subsidiaries as at the end of such fiscal [quarter] [year] on a consolidated basis, and the related statements of income and cash flows of Parent and its Subsidiaries for such fiscal [quarter] [year], in accordance with GAAP consistently applied (subject, in the case of such quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes).
2.    The calculations set forth on Schedule 2 attached hereto are computations of the financial covenant set forth in Article VI of the Credit Agreement calculated from the financial statements referenced in Section 1 above in accordance with the terms of the Credit Agreement.
3.    No Default or Event of Default is in existence [except as set forth on Schedule 3 attached hereto (which schedule specifies the details thereof and the action, if any, which Parent and its Subsidiaries have taken or propose to take with respect thereto)].
4.    As of the Testing Date, [there has been no change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Restatement Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be] [there has been a change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Restatement Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, and any such changes are set forth on Schedule 4 attached hereto].
5.    As of the Testing Date, [there has been no change in GAAP or the application thereof since the date of the most recently delivered audited financial statements of Parent and its Subsidiaries] [there has been a change in GAAP or the application thereof since the date of the most recently delivered audited financial statements of Parent and its Subsidiaries, and any such changes are set forth on Schedule 5 attached hereto (which schedule also specifies the effect of such change on the financial statements accompanying this Compliance Certificate)].
6.    [During the Fiscal Quarter ending on the Testing Date, [INSERT NAME OF APPLICABLE LOAN PARTY] filed an application for the registration of the [COPYRIGHTS][PATENTS][TRADEMARKS] set forth on Schedule 6 attached hereto

Confidential portions of this document have been redacted and filed separately with the Commission.

with the [UNITED STATES COPYRIGHT OFFICE][UNITED STATES PATENT AND TRADEMARK OFFICE][OTHER SIMILAR FOREIGN OFFICE OR AGENCY].]
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Confidential portions of this document have been redacted and filed separately with the Commission.

PARENT:
LENDINGTREE, INC.

By:
Name:
Title:

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 1
Financial Statements

Confidential portions of this document have been redacted and filed separately with the Commission.

SCHEDULE 2
Financial Covenant Calculations

Confidential portions of this document have been redacted and filed separately with the Commission.

[SCHEDULE 3
Defaults and Events of Default]

Confidential portions of this document have been redacted and filed separately with the Commission.

[SCHEDULE 4
Changes to Subsidiaries]

Confidential portions of this document have been redacted and filed separately with the Commission.

[SCHEDULE 5
Changes to GAAP]

Confidential portions of this document have been redacted and filed separately with the Commission.

[SCHEDULE 6
New Registered Copyrights, Patents or Trademarks]